EXHIBIT 99.4

This share exchange is made for the securities of a Japanese company. The share exchange is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors are residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. Furthermore, it may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the acquiror may purchase securities otherwise than under the share exchange, such as in the open market or privately negotiated purchases.

[Translation]

Securities code: 2409

March 22, 2012

2-1-3, Nihonbashi-bakurocho, Chuo-ku, Tokyo

Next Japan Holdings Company, Limited

Representative Director and President, Kei Saito

To the Shareholders

Convocation Notice of Extraordinary Shareholders’ Meeting

We are pleased to invite you to our extraordinary shareholders’ meeting. The details of the meeting are presented below.

If you do not intend to attend the meeting in person, you may exercise your voting rights in writing. To do so, please read the enclosed “Reference Documents Concerning the Extraordinary Shareholders’ Meeting” and indicate your approval or disapproval for the Agenda on the enclosed voting form, and return it to us so that it will reach us by no later than 7:00 p.m., Thursday, April 5, 2012.

1. Date:	Friday, April 6, 2012, 10:00 a.m.

2. Location:	3rd Floor, Hall “Shouun I” of Asakusa View Hotel
3-17-1 Nishiasakusa, Taito-ku, Tokyo

3. Agenda:

Matters for Resolution

Agenda: Approval of share exchange agreement between Next Japan Holdings Company,

Limited (“NJHD”) and J Trust Co., Ltd. (“J Trust”)

End.

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Please bring the enclosed voting form with you to the extraordinary shareholders’ meeting and present it at reception.

If changes are made to Reference Documents Concerning the Extraordinary Shareholders’ Meeting, the revised versions will be uploaded to NJHD’s web site, at http://www.nextjapan-hd.co.jp/

Reference Documents Concerning the Extraordinary Shareholders’ Meeting

Agenda: Approval of share exchange agreement between NJHD and J Trust

J Trust and NJHD, at their respective board of directors’ meetings held on February 14, 2012, resolved to implement a share exchange (the “Share Exchange”) whereby J Trust will become a wholly-owning parent company, and NJHD will become a wholly-owned subsidiary of J Trust, and both companies have executed a share exchange agreement (the “Share Exchange Agreement”) on February 14, 2012.

In connection with this, we hereby request that you approve the Share Exchange Agreement.

The effective date of the Share Exchange is expected to be April 30, 2012.

If this Agenda is approved, J Trust will become the wholly-owning parent company of NJHD on April 30, 2012, which is the effective date of the Share Exchange. Also, NJHD will become the wholly-owned subsidiary of J Trust, and shares of NJHD are scheduled to be delisted on April 25, 2012 (the last trading date will be April 24, 2012).

1.	Reason for implementing the Share Exchange

The NJHD group is a corporate group which mainly engages in planning, manufacturing and sale of premiums for amusement machines, amusement store management, and investment and real estate business. In addition, NJHD has Adores Inc. (“Adores”), which is listed on the JASDAQ Market of the Osaka Securities Exchange and operates amusement stores, mainly in front of stations in the Tokyo metropolitan area, as an equity-method affiliated company.

The NJHD group’s debts exceeded assets by 391 million yen at the end of the consolidated fiscal year ending July 2011. Therefore, NJHD fell under the criteria for delisting established by the Mothers section of the Tokyo Stock Exchange, and is subject to a grace period for delisting. In order to resolve such situation early, the NJHD group focused their efforts on increasing profits through cost control, organizational restructuring, recruiting, and development of human resources, and sought to strengthen the business infrastructure of existing business. This led to the situation where the business performed well, as planned at the beginning of the year. However, it is still difficult to resolve the excess debts only by the anticipated business results of existing lines of business at the end of the consolidated fiscal year ending July 2012, which is the deadline of the grace period for delisting.

In this situation, the NJHD group made efforts to search for various solutions, such as M&A, launch of a new business by alliance, and issuance of new shares by allotment to third parties. In that process, we recognized that we should take measures that have an immediate effect to resolve excess debts. The measures should also be those that will minimize the effect of dilution on the existing shareholders, grow the NJHD group for the mid- and long-term, not temporarily, and enable us to establish a firmer financial base and management system. After substantial consideration, we reached the conclusion that the Share Exchange was the best way to maximize corporate value, considering the effects, etc., as described below.

J Trust is listed on the second section of the Osaka Securities Exchange, and holds affiliated companies in the financial sector, consisting of the following companies and four other companies: Lopro Corporation, which engages in the business of granting loans to businesses and consumers, credit and consumer credit business, credit guarantee business and factoring business; KC Card Co., Ltd. (formerly, Rakuten KC Co., Ltd.; “KC Card”) which engages in credit and consumer credit business and credit guarantee business; PARTIR Servicer Co., Ltd. which engages in factoring business and servicer business; Saikyo Card Co., Ltd. which engages in the business of granting loans to consumers and credit and consumer credit business; and Nihon Hosho Co., Ltd., which engages in credit guarantee business.

In addition, J Trust owns Keynote Co., Ltd. in the real estate business sector; Neoline Credit Co., Ltd., which engages in the business of granting loans to consumers in the Korean consumer finance market, in the overseas segment; and J Trust System Co., Ltd., which engages in system-related business in other business segments.

Further, J Trust executed a sponsor agreement with a reorganizing corporation, Takefuji Corporation (“Takefuji”), under corporate reorganization proceedings, in order to offer support for business reconstruction, and as of March 1, 2012 J Trust succeeded to the consumer financing business of Takefuji in J Trust’s affiliated financial sector, by an absorption-type company split. The J Trust group is a full-service financial group, with experience in a variety of businesses.

J Trust paid a common dividend at 10 yen per share (payout ratio of 25.4%) for the consolidated fiscal year ending March 2011. J Trust is aware that the appropriate return of profit to shareholders is one of the most important measures. Its basic policy is to manage a company emphasizing a positive return of profit for shareholders, comprehensively taking into account the future management environment and business trends.

By implementing the Share Exchange, NJHD seeks to produce an effect and achieve the business alliance as described below.

(1)	Applicability of J Trust’s know-how of company rehabilitation

The J Trust group has experience in successful rehabilitation of many companies in the finance business. It is expected to resolve the excess debts early, and to restructure the business base by effective use of management resources among group companies, and application of rehabilitation know-how and management approaches to the NJHD group.

(2)	Alliance in the amusement-related business

In the area of amusement business, especially sales business, the credit-worthiness of the companies of the J Trust group will work effectively during the process to develop new customers aggressively. In addition, the bad-debt risk of customers can be mitigated by enjoying J Trust’s own know-how regarding credit acquired by it in the financial business. We will analyze the market trends and marketing data, such as area characteristics and trends, based on the customer database that the J Trust group accumulated through the financial business. NJHD believes that we can make use of the results of analysis in the store management business, in connection with the planning and promotion of products as well as the selection of premiums and areas where stores will be open.

(3)	Alliance in investment and real estate business

In the area of investment and real estate business, it is expected that NJHD will enjoy the know-how acquired by J Trust as a finance company, in the field of asset management and calculation of value of real estate, in addition to NJHD’s own know-how and ability to collect information acquired through past transactions.

(4)	Strengthened alliance among group companies

Adores, NJHD’s equity affiliated company, executed a memorandum of understanding regarding a business alliance for rental business with KC Card, J Trust’s consolidated subsidiary. This will provide additional know-how in the B to C (business-to-consumer) business, and improve Adores’s brand power by deploying new stores not only in areas where Adores opened stores, but also in areas where Adores does not have stores. Furthermore, by playing a part of the roles of a B to C business that KC Card is promoting, Adores will be able to acquire new customers from a customer range which it did not reach before, and adopt a service strategy satisfying the needs of existing customers. It is highly expected that this alliance will contribute to the B to C business of both companies.

2.	Share Exchange Agreement

Share Exchange Agreement between J Trust and NJHD executed on February 14, 2012, is as follows:

Share Exchange Agreement (copy)

J Trust Co., Ltd. (“J Trust”) and Next Japan Holdings Company, Limited (“Next Japan”) hereby execute this share exchange agreement (this “Agreement”) as set forth below as of February 14, 2012.

Article 1	(Share Exchange)

Pursuant to the provisions of this Agreement, J Trust and Next Japan hereby conduct a share exchange (the “Share Exchange”), by which J Trust will be the wholly-owning parent company, and Next Japan will be the wholly-owned subsidiary. J Trust will acquire all of the issued shares of Next Japan (excluding Next Japan’s shares held by J Trust) through the Share Exchange.

Article 2	(Trade Name and Address of the Parties of the Share Exchange)

The trade name and address of J Trust and Next Japan are as set forth below, respectively:

(1)	J Trust (the wholly-owning parent company in the Share Exchange)

Trade name: J Trust Co., Ltd.

Address: 1-7-12, Toranomon, Minato-ku, Tokyo

(2)	Next Japan (the wholly-owned subsidiary in the Share Exchange)

Trade name: Next Japan Holding Company, Limited

Address: 2-1-3, Nihonbashibakurocho, Chuo-ku, Tokyo

Article 3	(Shares Delivered upon the Share Exchange by Allotment)

1	For shareholders of Next Japan (excluding J Trust) as of the time (the “Base Time”) immediately before the acquisition by J Trust of all of the issued shares of Next Japan through the Share Exchange, J Trust shall deliver by allotment, upon the Share Exchange, two (2) shares of the common stock of J Trust for one (1) share of the common stock of Next Japan held by each such shareholder.

2	If the number of shares of the common stock of J Trust that shall be allotted pursuant to the preceding paragraph includes a fraction of less than one (1) share, J Trust shall treat such fraction pursuant to the provisions of Article 234 of the Companies Act.

Article 4	(Stated Capital and Capital Reserves to be Increased)

The amount of the stated capital and capital reserves of J Trust to be increased upon the Share Exchange shall be as set forth below, respectively:

(1)	Amount of the stated capital to be increased: zero (0) yen

(2)	Amount of capital reserves to be increased:

the amount separately set forth by J Trust pursuant to the provisions of Article 39 of the Ordinance on Accounting of Companies.

(3)	Amount of retained earnings reserves to be increased: zero (0) yen

Article 5	(Effective Date)

The Share Exchange shall be effective on April 30, 2012 (the “Effective Date”); however, J Trust and Next Japan may change such date after consulting with each other if required for proceeding with the Share Exchange, or for other reasons.

Article 6	(Treatment of Stock Options)

1	By the day immediately before the Effective Date, Next Japan shall acquire without consideration and cancel all of the 2nd Series Stock Options and 5th Series Stock Options issued by Next Japan, pursuant to the provisions of the Terms and Conditions of Issuance thereof.

2	For holders of stock options stated or recorded in the stock option registry of Next Japan (excluding holders of the stock options set forth in the preceding paragraph; the “Stock Option Holders Subject to Allotment”) as of the Base Time, J Trust shall deliver by allotment, upon the Share Exchange, in exchange for one (1) stock option of Next Japan set forth in the left row of the following table and held by the Stock Option Holders Subject to Allotment, one (1) stock option of J Trust set forth in the right row of the following table that correspond to such stock options of Next Japan.

Next Japan’s Stock Options	J Trust’s Stock Options

6th Series Stock Options (content thereof is as set forth in Exhibit 1-1)	J Trust Co., Ltd. N-6th Stock Options (content thereof is as set forth in Exhibit 2-1)

7th Series Stock Options (content thereof is as set forth in Exhibit 1-2)	J Trust Co., Ltd. N-7th Stock Options (content thereof is as set forth in Exhibit 2-2)

8th Series Stock Options (content thereof is as set forth in Exhibit 1-3)	J Trust Co., Ltd. N-8th Stock Options (content thereof is as set forth in Exhibit 2-3)

9th Series Stock Options (content thereof is as set forth in Exhibit 1-4)	J Trust Co., Ltd. N-9th Stock Options (content thereof is as set forth in Exhibit 2-4)

10th Series Stock Options (content thereof is as set forth in Exhibit 1-5)	J Trust Co., Ltd. N-10th Stock Options (content thereof is as set forth in Exhibit 2-5)

Article 7	(Shareholders’ Meeting Approving the Share Exchange Agreement)

1	Next Japan shall seek approval of this Agreement by a resolution of an extraordinary shareholders’ meeting that is to be held on April 6, 2012.

2	Pursuant to the provisions of Article 796, paragraph 3 of the Companies Act, J Trust shall conduct the Share Exchange without obtaining approval of this Agreement by a resolution of its shareholders’ meeting.

3	J Trust and Next Japan may change the date of holding the extraordinary shareholders’ meeting of Next Japan set forth in paragraph 1 of this Article after consulting with each other, if required for proceeding with the Share Exchange, or for other reasons.

Article 8	(Management of Corporate Properties, etc.)

1	After the execution of this Agreement and until the Effective Date, J Trust and Next Japan shall respectively perform their businesses, and manage and operate their properties with the due care of a prudent manager; any act that materially affects their properties, rights or obligations shall be conducted after consulting with each other.

2	Next Japan shall cancel all treasury shares (including those treasury shares acquired by purchase that are concerned with dissenting shareholders’ rights to request purchase thereof, exercised in relation to the Share Exchange) it holds as of the Base Time, subject to a resolution of a board of directors meeting that is to be held by the date immediately before the Effective Date.

3	On or after the execution date of this Agreement, Next Japan shall not distribute any dividend of surplus on any date where the record date is before the Effective Date.

Article 9	(Change of Conditions of the Share Exchange and Termination of this Agreement)

From the execution of this Agreement until the Effective Date, if any material change occurs to the conditions of properties or operational results of J Trust or Next Japan, or if it becomes difficult to achieve the purpose of this Agreement, J Trust and Next Japan may, upon mutual consultation and agreement, change the conditions of the Share Exchange, change the content of this Agreement, or terminate this Agreement.

Article 10	(Effect of this Agreement)

This Agreement shall cease to be effective if:

(1)	an approval of this Agreement by a resolution of J Trust’s shareholders’ meeting is not obtained by the day immediately before the Effective Date, in the case where such approval is required pursuant to the provisions of Article 796, paragraph 4 of the Companies Act;

(2)	an approval by a resolution of Next Japan’s extraordinary shareholders’ meeting as set forth in Article 7, paragraph 1 of this Agreement is not obtained; or

(3)	an approval from the relevant authorities, etc. as set forth under the applicable laws or regulations is not obtained by the day immediately before the Effective Date.

Article 11	(Amendment of J Trust’s Articles of Incorporation, etc.)

At the annual shareholders’ meeting that is to be held in June 2012, J Trust shall propose an agenda item such that it will change its Articles of Incorporation so that holders of shares of less than one (1) unit may submit a request to J Trust for sale of shares of less than one (1) unit (which, together with the number of shares of less than one (1) unit held by a share holder of shares of less than one (1) unit, will constitute one (1) share unit) pursuant to the provisions of Article 194 of the Companies Act, and shall use reasonable efforts so that such agenda item will be approved. Also, if the agenda item is approved, J Trust will use reasonable efforts to satisfy various conditions that are necessary to respond to the request for sale of shares of less than one (1) unit by the holders of those shares, including holding of treasury shares, etc.

Article 12	(Matters for Consultation)

Other than the matters set forth herein, any matters required for the Share Exchange shall be determined upon mutual consultation between J Trust and Next Japan, in accordance with the purpose of this Agreement.

Article 13	(Agreed Jurisdiction)

Tokyo District Court shall be the court of first instance having the exclusive, agreed jurisdiction over any dispute arising in relation to this Agreement.

IN WITNESS WHEREOF, J Trust and Next Japan execute this Agreement in duplicate and affix their respective names and seal impressions, and each shall retain one (1) instrument.

February 14, 2012

J Trust: J Trust Co., Ltd.
Nobuyoshi Fujisawa
Representative Director
1-7-12, Toranomon, Minato-ku, Tokyo

Next Japan:	Next Japan Holdings Company, Limited
Kei Saito
Representative Director
2-1-3, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 1-1)    Content of the 6th Series Stock Options

1.	Number of Stock Options

Four thousand three hundred thirty (4,330)

2.	Amount of Money to be Paid in Exchange for the Stock Options

It is not necessary to pay money in exchange for the stock options.

3.	Content of the Stock Options

(1)	Type and Number of Shares Underlying the Stock Options

(i)	Shares Underlying the Stock Options

Four thousand three hundred thirty (4,330) shares of the common stock of Next Japan.

If Next Japan conducts a stock split or a stock consolidation, the number of shares underlying the stock options shall be adjusted in accordance with the following formula; however, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down:

Number of shares after adjustment = number of shares before adjustment × split or consolidation rate.

In addition to the above, if it is appropriate to adjust the number of shares underlying the stock options after the allotment date, Next Japan may adjust the number of shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

(ii)	Number of Shares Underlying per Stock Option

The number of shares underlying one (1) stock option shall be one (1) share. However, where an adjustment of the number of shares underlying the stock options as set forth in (i) above has been made, the same adjustment shall be made. In addition, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the number of shares is necessary, Next Japan may appropriately adjust the number of shares to a reasonable extent. However, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down.

(2)	Value or the Calculation Method of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share as set forth below (the “Exercise Price”) by the number of shares underlying per stock option as set forth in (1)(ii) above.

The Exercise Price shall be six hundred eighty nine (689) yen.

Where Next Japan conducts a stock split or a stock consolidation, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment = Exercise Price before adjustment × (1 ÷ split or consolidation rate).

In addition, with regard to the common stock of Next Japan, where Next Japan issues new shares or disposes of its treasury shares at a price below market value (excluding the case of transfer of its treasury shares as a result of the exercise of the stock options and transfer of its treasury shares due to a share exchange), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares	×	Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value per share
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock of Next Japan from the total number of issued shares pertaining to the common stock of Next Japan; and where the treasury shares pertaining to the common stock of Next Japan are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

In addition to the above, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the Exercise Price is necessary, Next Japan may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period During Which the Stock Options Can be Exercised

The period shall commence on March 11, 2011 and end on March 10, 2019.

(4)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased

(i)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the relevant stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 40, paragraph (1) (currently, Article 17, paragraph (1)) of the Rules of Corporate Accounting. Any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(ii)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the relevant stock options shall be the amount obtained by deducting the amount of stated capital to be increased as set forth in (i) above from the maximum amount of increase in stated capital, etc. as mentioned in (i) above.

(5)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of Next Japan shall be required for the acquisition of the stock options by transfer.

(6)	Conditions for Exercise of the Stock Options

(i)	A person to whom the stock options are allotted is required to be a director or employee of Next Japan, a director or employee of Next Japan’s subsidiary, or a person in an equivalent position thereto at the time of the exercise. However, this shall not apply where such person has retired due to expiration of his/her term of office, or there is any other justifiable reason equivalent thereto.

(ii)	If a stock option holder is deceased and his/her heir exercises the stock options, the approval of the board of directors of Next Japan shall be required.

4.	Day of Allotment of the Stock Options

March 11, 2009

5.	Place of Payment When the Stock Options are Exercised

Sumitomo Mitsui Banking Corporation, Asakusabashi Branch

2-1-1, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 1-2)    Content of the 7th Series Stock Options

1.	Number of the Stock Options

Two hundred seventy (270)

2.	Amount of Money to be Paid in Exchange for the Stock Options

It is not necessary to pay money in exchange for the stock options.

3.	Content of the Stock Options

(1)	Type and Number of Shares Underlying the Stock Options

(i)	Shares Underlying the Stock Options

Two hundred seventy (270) shares of the common stock of Next Japan. Where Next Japan conducts a stock split or a stock consolidation, the number of shares underlying the stock options shall be adjusted in accordance with the following formula; however, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down:

Number of shares after adjustment = number of shares before adjustment × split or consolidation rate.

In addition to the above, if it is appropriate to adjust the number of shares underlying the stock options after the day of allotment, Next Japan may adjust the number of shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

(ii)	Number of Shares Underlying per Stock Option

The number of shares underlying per stock option shall be one (1) share. However, where an adjustment of the number of shares underlying the stock options as set forth in (i) above has been made, the same adjustment shall be made. In addition, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the number of shares is necessary, Next Japan may appropriately adjust the number of shares to a reasonable extent. However, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down.

(2)	Value or the Calculation Method of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share as set forth below (the “Exercise Price”) by the number of shares underlying per stock option as set forth in (1)(ii) above.

The Exercise Price shall be one thousand eight hundred ninety (1,890) yen.

Where Next Japan conducts a stock split or a stock consolidation, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment = Exercise Price before adjustment × (1 ÷ split or consolidation rate).

In addition, with regard to the common stock of Next Japan, where Next Japan issues new shares or disposes of its treasury shares at a price below market value (excluding the case of transfer of its treasury shares as a result of the exercise of the stock options and transfer of its treasury shares due to a share exchange), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares	×	Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value per share
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock of Next Japan from the total number of issued shares pertaining to the common stock of Next Japan; and where the treasury shares pertaining to the common stock of Next Japan are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

In addition to the above, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the Exercise Price is necessary, Next Japan may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period During Which the Stock Options Can be Exercised

The period shall commence on April 29, 2011 and end on April 28, 2019.

(4)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased

(i)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the relevant stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 40 (currently, Article 17, paragraph (1)), paragraph (1) of the Rules of Corporate Accounting. Any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(ii)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the relevant stock options shall be the amount obtained by deducting the amount of stated capital to be increased as set forth in (i) above from the maximum amount of increase in stated capital, etc. as mentioned in (i) above.

(5)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of Next Japan shall be required for the acquisition of the stock options by transfer.

(6)	Conditions for Exercise of the Stock Options

(i)	A person to whom the stock options are allotted is required to be a director or employee of Next Japan, a director or employee of Next Japan’s subsidiary, or a person in an equivalent position thereto at the time of the exercise. However, this shall not apply where such person has retired due to expiration of his/her term of office, or there is any other justifiable reason equivalent thereto.

(ii)	If a stock option holder is deceased and his/her heir exercises the stock options, the approval of the board of directors of Next Japan shall be required.

4.	Day of Allotment of the Stock Options

April 30, 2009

5.	Place of Payment When the Stock Options are Exercised

Sumitomo Mitsui Banking Corporation, Asakusabashi Branch

2-1-1, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 1-3)    Content of the 8th Series Stock Options

1.	Number of the Stock Options

Seven thousand four hundred twenty (7,420)

2.	Amount of Money to be Paid in Exchange for the Stock Options

It is not necessary to pay money in exchange for the stock options.

3.	Content of the Stock Options

(1)	Type and Number of Shares Underlying the Stock Options

(i)	Shares Underlying the Stock Options

Seven thousand four hundred twenty (7,420) shares of the common stock of Next Japan.

Where Next Japan conducts a stock split or a stock consolidation, the number of shares underlying the stock options shall be adjusted in accordance with the following formula; however, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down:

Number of shares after adjustment = number of shares before adjustment × split or consolidation rate.

In addition to the above, if it is appropriate to adjust the number of shares underlying the stock options after the day of allotment, Next Japan may adjust the number of shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

(ii)	Number of Shares Underlying per Stock Option

The number of shares underlying per stock option shall be one (1) share. However, where an adjustment of the number of shares underlying the stock options as set forth in (i) above has been made, the same adjustment shall be made. In addition, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the number of shares is necessary, Next Japan may appropriately adjust the number of shares to a reasonable extent. However, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down.

(2)	Value or the Calculation Method of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share as set forth below (the “Exercise Price”) by the number of shares underlying per stock option as set forth in (1)(ii) above.

The Exercise Price shall be two thousand one hundred seven (2,107) yen.

Where Next Japan conducts a stock split or a stock consolidation, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment = Exercise Price before adjustment × (1 ÷ split or consolidation rate).

In addition, with regard to the common stock of Next Japan, where Next Japan issues new shares or disposes of its treasury shares at a price below market value (excluding the case of transfer of its treasury shares as a result of the exercise of the stock options and transfer of its treasury shares due to a share exchange), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares	×	Amount to be paid in per share
Paid-in amount after adjustment	=	Paid-in amount before adjustment	×			Market value before issuing new shares
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock of Next Japan from the total number of issued shares pertaining to the common stock of Next Japan; and where the treasury shares pertaining to the common stock of Next Japan are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

In addition to the above, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the Exercise Price is necessary, Next Japan may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period During Which the Stock Options Can be Exercised

The period shall commence on December 16, 2011 and end on December 15, 2019.

(4)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased

(i)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the relevant stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting. Any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(ii)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the relevant stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (i) above from the maximum amount of increase in stated capital as mentioned in (i) above.

(5)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of Next Japan shall be required for the acquisition of the stock options by transfer.

(6)	Conditions for Exercise of the Stock Options

(i)	A person to whom the stock options are allotted is required to be a director or employee of Next Japan, or a person in an equivalent position thereto at the time of the exercise. However, this shall not apply where such person has retired due to expiration of his/her term of office, or there is any other justifiable reason equivalent thereto.

(ii)	If a stock option holder is deceased and his/her heir exercises the stock options, the approval of the board of directors of Next Japan shall be required.

4.	Day of Allotment of the Stock Options

December 16, 2009

5.	Place of Payment When the Stock Options are Exercised

Sumitomo Mitsui Banking Corporation, Asakusabashi Branch

2-1-1, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 1-4)    Content of the 9th Series Stock Options

1.	Number of the Stock Options

Seven thousand eight hundred fifty (7,850)

2.	Amount of Money to be Paid in Exchange for the Stock Options

It is not necessary to pay money in exchange for the stock options.

3.	Content of the Stock Options

(1)	Type and Number of Shares Underlying the Stock Options

(i)	Shares Underlying the Stock Options

Seven thousand eight hundred fifty (7,850) shares of the common stock of Next Japan.

Where Next Japan conducts a stock split or a stock consolidation, the number of shares underlying the stock options shall be adjusted in accordance with the following formula; however, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down:

Number of shares after adjustment = number of shares before adjustment × split or consolidation rate.

In addition to the above, if it is appropriate to adjust the number of shares underlying the stock options after the day of allotment, Next Japan may adjust the number of shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

(ii)	Number of Shares Underlying per Stock Option

The number of shares underlying per stock option shall be one (1) share. However, where an adjustment of the number of shares underlying the stock options as set forth in (i) above has been made, the same adjustment shall be made. In addition, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the number of shares is necessary, Next Japan may appropriately adjust the number of shares to a reasonable extent. However, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down.

(2)	Value or the Calculation Method of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share as set forth below (the “Exercise Price”) by the number of shares underlying per stock option as set forth in (1)(ii) above.

The Exercise Price shall be four thousand one hundred (4,100) yen.

Where Next Japan conducts a stock split or a stock consolidation, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment = Exercise Price before adjustment × (1 ÷ split or consolidation rate).

In addition, with regard to the common stock of Next Japan, where Next Japan issues new shares or disposes of its treasury shares at a price below market value (excluding the case of transfer of its treasury shares as a result of the exercise of the stock options and transfer of its treasury shares due to a share exchange), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Paid-in amount after adjustment		Paid-in amount before adjustment		Number of existing issued shares	+	Number of newly issued shares	×	Amount to be paid in per share
	=		×			Market value before issuing new shares
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock of Next Japan from the total number of issued shares pertaining to the common stock of Next Japan; and where the treasury shares pertaining to the common stock of Next Japan are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

In addition to the above, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the Exercise Price is necessary, Next Japan may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period During Which the Stock Options Can be Exercised

The period shall commence on December 15, 2012 and end on December 14, 2020.

(4)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased

(i)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the relevant stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting. Any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(ii)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the relevant stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (i) above from the maximum amount of increase in stated capital as mentioned in (i) above.

(5)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of Next Japan shall be required for the acquisition of the stock options by transfer.

(6)	Conditions for Exercise of the Stock Options

(i)	A person to whom the stock options are allotted is required to be a director or employee of Next Japan, or a person in an equivalent position thereto at the time of the exercise. However, this shall not apply where such person has retired due to expiration of his/her term of office, or there is any other justifiable reason equivalent thereto.

(ii)	If a stock option holder is deceased and his/her heir exercises the stock options, the approval of the board of directors of Next Japan shall be required.

4.	Day of Allotment of the Stock Options

December 15, 2010

5.	Place of Payment When the Stock Options are Exercised

Sumitomo Mitsui Banking Corporation, Asakusabashi Branch

2-1-1, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 1-5)     Content of the 10th Series Stock Options

1.	Number of the Stock Options

Seven thousand (7,000)

2.	Amount of Money to be Paid in Exchange for the Stock Options

It is not necessary to pay money in exchange for the stock options.

3.	Content of the Stock Options

(1)	Type and Number of Shares Underlying the Stock Options

(i)	Shares Underlying the Stock Options

Seven thousand (7,000) shares of the common stock of Next Japan.

Where Next Japan conducts a stock split or a stock consolidation, the number of shares underlying the stock options shall be adjusted in accordance with the following formula; however, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down:

Number of shares after adjustment = number of shares before adjustment × split or consolidation rate.

In addition to the above, if it is appropriate to adjust the number of shares underlying the stock options after the day of allotment, Next Japan may adjust the number of shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

(ii)	Number of Shares Underlying per Stock Option

The number of shares underlying per stock option shall be one (1) share. However, where an adjustment of the number of shares underlying the stock options as set forth in (i) above has been made, the same adjustment shall be made. In addition, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the number of shares is necessary, Next Japan may appropriately adjust the number of shares to a reasonable extent. However, such adjustment shall be made only with regard to the number of shares underlying, among the relevant stock options, the stock options that are not exercised or cancelled at the time of the adjustment, and any fraction less than one (1) share as a result of the adjustment shall be rounded down.

(2)	Value or the Calculation Method of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share as set forth below (the “Exercise Price”) by the number of shares underlying per stock option as set forth in (1)(ii) above.

The Exercise Price shall be one thousand four hundred eighty (1,480) yen.

Where Next Japan conducts a stock split or a stock consolidation, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment = Exercise Price before adjustment × (1 ÷ split or consolidation rate).

In addition, with regard to the common stock of Next Japan, where Next Japan issues new shares or disposes of its treasury shares at a price below market value (excluding the case of transfer of its treasury shares as a result of the exercise of the stock options and transfer of its treasury shares due to a share exchange), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Paid-in amount after adjustment		Paid-in amount before adjustment		Number of existing issued shares	+	Number of newly issued shares	×	Amount to be paid in per share
	=		×			Market value before issuing new shares
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock of Next Japan from the total number of issued shares pertaining to the common stock of Next Japan; and where the treasury shares pertaining to the common stock of Next Japan are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

In addition to the above, where Next Japan conducts a merger with another company, a company split, or a capital reduction, or in the equivalent case thereto where adjustment of the Exercise Price is necessary, Next Japan may appropriately adjust the Exercise Price to a reasonable extent.

(3)	Period During Which the Stock Options Can be Exercised

The period shall commence on December 14, 2013 and end on December 13, 2021.

(4)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased

(i)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the relevant stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting. Any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(ii)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the relevant stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (i) above from the maximum amount of increase in stated capital as mentioned in (i) above.

(5)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of Next Japan shall be required for the acquisition of the stock options by transfer.

(6)	Conditions for Exercise of the Stock Options

(i)	A person to whom the stock options are allotted is required to be a director or employee of Next Japan, or a director or employee of Next Japan’s subsidiary, or a person in an equivalent position thereto at the time of the exercise. However, this shall not apply where such person has retired due to expiration of his/her term of office, or there is any other justifiable reason equivalent thereto.

(ii)	An approval of the board of directors of Next Japan shall be required to assign, pledge, or otherwise dispose of, or inherit, the stock options.

4.	Day of Allotment of the Stock Options

December 14, 2011

5.	Place of Payment When the Stock Options are Exercised

Sumitomo Mitsui Banking Corporation, Asakusabashi Branch

2-1-1, Nihonbashi-bakurocho, Chuo-ku, Tokyo

(Exhibit 2-1)    Content of J Trust Co., Ltd. N-6th Stock Options

1.	Number of Shares Underlying the Stock Options

The type of shares underlying the stock options shall be the common stock of J Trust, and the number of shares underlying per stock option (the “Number of Underlying Shares”) shall be two (2) shares.

However, with regard to the common stock of J Trust, where J Trust conducts a stock split (including the allotment of shares without contribution of the common stock of J Trust; hereinafter the same shall apply to any statement on a stock split) or a stock consolidation after the day on which the stock options are allotted (the “Day of Allotment”), the Number of Underlying Shares shall be adjusted in accordance with the following formula:

Number of Underlying Shares after adjustment = Number of Underlying Shares before adjustment × stock split or stock consolidation rate.

In addition to the above, if it is appropriate to adjust the Number of Underlying Shares after the Day of Allotment, J Trust may adjust the Number of Underlying Shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

2.	Amount to be Paid in When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered as a result of the exercise of the stock options (the “Exercise Price”) by the Number of Underlying Shares.

The Exercise Price shall be three hundred forty five (345) yen.

However, the Exercise Price shall be subject to the following adjustment.

(1)	Where J Trust conducts a stock split or a stock consolidation with regard to the common stock of J Trust after the Day of Allotment, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Stock split or stock consolidation rate

(2)	Where, with regard to the common stock of J Trust, J Trust issues new shares or disposes of its treasury shares at a price below market value (excluding the case of a sale of the treasury shares pursuant to the provisions of Article 194 of the Companies Act (Demand for Sale of Shares of Less than One Unit to Holder of Shares of Less than One Unit), a conversion of the securities which are to be converted or convertible into the common stock of J Trust, or the exercise of the stock options (including those that are attached to bonds with stock options) which enable its holders to demand a delivery of the common stock of J Trust), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares × Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	x			Market value
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock held by J Trust from the total number of issued shares of the common stock of J Trust; and where the treasury shares are disposed of, the term “number of the newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

(3)	In addition to the above, if, after the Day of Allotment, it is appropriate to adjust the Exercise Price, such as where other types of shares are allotted to the shareholders holding common stock without contribution or where dividends are paid to the shareholders holding common stock of any other company’s shares, J Trust may adjust the Exercise Price to a reasonable extent, taking into account the conditions and the like for such allotment or dividends.

3.	Exercise Period of the Stock Options

The period shall commence on April 30, 2012 and end on March 10, 2019.

4.	Conditions for the Exercise of the Stock Options

Where a stock option holder falls under any one of the following items, the stock option holder may not exercise the relevant stock options after the time stated in each of those items, and shall waiver all the relevant stock options that are not exercised at that time:

(1)	Where the stock option holder is dismissed from the post of director of J Trust—the time of such dismissal.

(2)	Where the stock option holder is fired pursuant to the provisions of the rules on employment, etc.—the time of such firing.

(3)	Where the stock option holder ceases to fall under any one of the following persons—the time of ceasing

I.	an officer, employee, advisor, consultant, or temporary employee of J Trust;

II.	an officer or employee of J Trust’s group company, or a company or organization designated by J Trust.

(4)	Where the stock option holder is deceased—the time of the stock option holder’s death.

(5)	Other conditions shall be set forth in the Stock Option Allotment Agreement executed by and between J Trust and the stock option holders.

5.	Amount Deducted from the Issue Price and Added to the Stated Capital When Shares are Issued as a Result of the Exercise of the Stock Options

(1)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting, and any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(2)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the stock options shall be the amount obtained by deducting the amount of stated capital to be increased as set forth in (1) above from the maximum amount of increase in stated capital, etc. as mentioned in (1) above.

6.	Matters Regarding Transfer of the Stock Options

The approval by a resolution of the board of directors of J Trust shall be required for the acquisition of the stock options by transfer.

7.	Content of the Arrangement Between J Trust and the Stock Option Holders

The arrangement between J Trust and the stock option holders shall be set forth in the Stock Option Allotment Agreement executed by the stock option holders.

8.	Arrangement for Acquisition of the Share Options by J Trust

Where the proposals set forth in the following (1) to (3) are approved by the shareholders’ meeting of J Trust (or, if a resolution by the shareholders’ meeting is not required, where a decision by the board of directors is obtained), J Trust may acquire the stock options without contribution on the day separately designated by the board of directors of J Trust:

(1)	Proposal on approval for a merger agreement under which J Trust is to become an extinct company.

(2)	Proposal on approval for a company split agreement or a company split plan under which J Trust is to become a split company.

(3)	Proposal on approval for a share transfer agreement or a share transfer plan under which J Trust is to become a wholly-owned subsidiary.

9.	Decision-Making Policy on the Content of Delivery of the Stock Options of the Reorganized Company upon Reorganization

Where J Trust conducts a merger (limited to where J Trust is to be extinguished by the merger), an absorption-type company split or an incorporation-type company split (in each case, limited to where J Trust is to become a split company), or a share exchange or a share transfer (in each case, limited to where J Trust is to become a wholly-owned subsidiary) (collectively, the “Act of Reorganization”), J Trust shall deliver, in each case, the stock options of the stock companies (the “Reorganized Company”) respectively set forth in Article 236, paragraph (1), item (viii)(a) to (e) of the Companies Act to the holders of the stock options which remain outstanding (the “Outstanding Stock Options”) immediately before the effective date of the Act of Reorganization (meaning the day on which the absorption-type merger becomes effective in the case of an absorption-type merger, the day on which the company incorporated through a consolidation-type merger is established in the case of a consolidation-type merger, the day on which the absorption-type company split becomes effective in the case of an absorption-type company split, the day on which the stock company incorporated through an incorporation-type company split is established in the case of an incorporation-type company split, the day on which the share exchange becomes effective in the case of a share exchange, and the day on which the wholly-owning parent company incorporated through a share transfer is established in the case of a share transfer). However, the statement to the effect that the stock options of the Reorganized Company will be delivered in accordance with the following items shall be set forth in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split agreement, a share exchange agreement, or a share transfer plan:

(1)	Number of the Stock Options of the Reorganized Company to be Delivered

The same number of stock options as the number of the Outstanding Stock Options held by a stock option holder shall be delivered.

(2)	Type of the Reorganized Company’s Shares Underlying the Stock Options

Such shares shall be the Reorganized Company’s common stock.

(3)	Number of the Reorganized Company’s Shares Underlying the Stock Options

To be determined under equivalent measures to 1. above, taking into account the conditions and the like for the Act of Reorganization.

(4)	Value of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when each of the stock options to be delivered is exercised shall be the amount obtained by multiplying the amount to be paid in after reorganization that is obtained from the adjustment of the Exercise Price set forth in 2. above taking into account the conditions and the like for the Act of Reorganization by the number of the Reorganized Company’s shares underlying those stock options determined in accordance with (3) above.

(5)	Period During Which the Stock Options Can be Exercised

The period shall commence on the commencing date of the period during which the stock options can be exercised as set forth in 3. above or the effective date of the Act of Reorganization, whichever comes later, and end on the expiration date of the period during which the stock options can be exercised as set forth in 3. above.

(6)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased Where Shares are Issued as a Result of the Exercise of the Stock Options

To be determined under equivalent measures to 5. above.

(7)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of the Reorganized Company shall be required for the acquisition of the stock options by transfer.

(8)	Arrangement for Acquisition of the Share Options by J Trust

To be determined under equivalent measures to 8. above.

(9)	Other Conditions for the Exercise of the Stock Options

To be determined under equivalent measures to 11. below.

10.	Arrangement for Fractions Less than One Share as a Result of the Exercise of the Stock Options

If any fraction less than one share occurs with the number of shares to be delivered to the stock option holders who have exercised the stock options, such fraction shall be rounded down.

11.	Other Conditions for the Exercise of the Stock Options

Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

(Exhibit 2-2)    Content of J Trust Co., Ltd. N-7th Stock Options

1.	Number of Shares Underlying the Stock Options

The type of shares underlying the stock options shall be the common stock of J Trust, and the number of shares underlying per stock option (the “Number of Underlying Shares”) shall be two (2) shares.

However, with regard to the common stock of J Trust, where J Trust conducts a stock split (including the allotment of shares without contribution of the common stock of J Trust; hereinafter the same shall apply to any statement on a stock split) or a stock consolidation after the day on which the stock options are allotted (the “Day of Allotment”), the Number of Underlying Shares shall be adjusted in accordance with the following formula:

Number of Underlying Shares after adjustment = Number of Underlying Shares before adjustment × stock split or stock consolidation rate.

In addition to the above, if it is appropriate to adjust the Number of Underlying Shares after the Day of Allotment, J Trust may adjust the Number of Underlying Shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

2.	Amount to be Paid in When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered as a result of the exercise of the stock options (the “Exercise Price”) by the Number of Underlying Shares.

The Exercise Price shall be nine hundred forty five (945) yen.

However, the Exercise Price shall be subject to the following adjustment.

(1)	Where J Trust conducts a stock split or a stock consolidation with regard to the common stock of J Trust after the Day of Allotment, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Stock split or stock consolidation rate

(2)	Where, with regard to the common stock of J Trust, J Trust issues new shares or disposes of its treasury shares at a price below market value (excluding the case of a sale of the treasury shares pursuant to the provisions of Article 194 of the Companies Act (Demand for Sale of Shares of Less than One Unit to Holder of Shares of Less than One Unit), a conversion of the securities which are to be converted or convertible into the common stock of J Trust, or the exercise of the stock options (including those that are attached to bonds with stock options) which enable its holders to demand a delivery of the common stock of J Trust), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares × Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock held by J Trust from the total number of issued shares of the common stock of J Trust; and where the treasury shares are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

(3)	In addition to the above, if, after the Day of Allotment, it is appropriate to adjust the Exercise Price, such as where other types of shares are allotted to the shareholders holding common stock without contribution or where dividends are paid to the shareholders holding common stock of any other company’s shares, J Trust may adjust the Exercise Price to a reasonable extent, taking into account the conditions and the like for such allotment or dividends.

3.	Exercise Period of the Stock Options

The period shall commence on April 30, 2012 and end on April 28, 2019.

4.	Conditions for the Exercise of the Stock Options

Where a stock option holder falls under any one of the following items, the stock option holder may not exercise the relevant stock options after the time stated in each of those items, and shall waiver all the relevant stock options that are not exercised at that time:

(1)	Where the stock option holder is dismissed from the post of director of J Trust—the time of such dismissal.

(2)	Where the stock option holder is fired pursuant to the provisions of the rules on employment, etc.—the time of such firing.

(3)	Where the stock option holder ceases to fall under any one of the following persons—the time of ceasing

I.	an officer, employee, advisor, consultant, or temporary employee of J Trust;

II.	an officer or employee of J Trust’s group company, or a company or organization designated by J Trust.

(4)	Where the stock option holder is deceased—the time of the stock option holder’s death.

(5)	Other conditions shall be set forth in the Stock Option Allotment Agreement executed by and between J Trust and the stock option holders.

5.	Amount Deducted from the Issue Price and Added to the Stated Capital When Shares are Issued as a Result of the Exercise of the Stock Options

(1)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting, and any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(2)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the stock options shall be the amount obtained by deducting the amount of stated capital to be increased as set forth in (1) above from the maximum amount of increase in stated capital, etc. as mentioned in (1) above.

6.	Matters Regarding Transfer of the Stock Options

The approval by a resolution of the board of directors of J Trust shall be required for the acquisition of the stock options by transfer.

7.	Content of the Arrangement Between J Trust and the Stock Option Holders

The arrangement between J Trust and the stock option holders shall be set forth in the Stock Option Allotment Agreement executed by the stock option holders.

8.	Arrangement for Acquisition of the Share Options by J Trust

Where the proposals set forth in the following (1) to (3) are approved by the shareholders’ meeting of J Trust (or, if a resolution by the shareholders’ meeting is not required, where a decision by the board of directors is obtained), J Trust may acquire the stock options without contribution on the day separately designated by the board of directors of J Trust:

(1)	Proposal on approval for a merger agreement under which J Trust is to become an extinct company.

(2)	Proposal on approval for a company split agreement or a company split plan under which J Trust is to become a split company.

(3)	Proposal on approval for a share transfer agreement or a share transfer plan under which J Trust is to become a wholly-owned subsidiary.

9.	Decision-Making Policy on the Content of Delivery of the Stock Options of the Reorganized Company upon Reorganization

Where J Trust conducts a merger (limited to where J Trust is to be extinguished by the merger), an absorption-type company split or an incorporation-type company split (in each case, limited to where J Trust is to become a split company), or a share exchange or a share transfer (in each case, limited to where J Trust is to become a wholly-owned subsidiary) (collectively, the “Act of Reorganization”), J Trust shall deliver, in each case, the stock options of the stock companies (the “Reorganized Company”) respectively set forth in Article 236, paragraph (1), item (viii)(a) to (e) of the Companies Act to the holders of the stock options which remain outstanding (the “Outstanding Stock Options”) immediately before the effective date of the Act of Reorganization (meaning the day on which the absorption-type merger becomes effective in the case of an absorption-type merger, the day on which the company incorporated through a consolidation-type merger is established in the case of a consolidation-type merger, the day on which the absorption-type company split becomes effective in the case of an absorption-type company split, the day on which the stock company incorporated through an incorporation-type company split is established in the case of an incorporation-type company split, the day on which the share exchange becomes effective in the case of a share exchange, and the day on which the wholly-owning parent company incorporated through a share transfer is established in the case of a share transfer). However, the statement to the effect that the stock options of the Reorganized Company will be delivered in accordance with the following items shall be set forth in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split agreement, a share exchange agreement, or a share transfer plan:

(1)	Number of the Stock Options of the Reorganized Company to be Delivered

The same number of stock options as the number of the Outstanding Stock Options held by a stock option holder shall be delivered.

(2)	Type of the Reorganized Company’s Shares Underlying the Stock Options

Such shares shall be the Reorganized Company’s common stock.

(3)	Number of the Reorganized Company’s Shares Underlying the Stock Options

To be determined under equivalent measures to 1. above, taking into account the conditions and the like for the Act of Reorganization.

(4)	Value of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when each of the stock options to be delivered is exercised shall be the amount obtained by multiplying the amount to be paid in after reorganization that is obtained from the adjustment of the Exercise Price set forth in 2 above taking into account the conditions and the like for the Act of Reorganization by the number of the Reorganized Company’s shares underlying those stock options determined in accordance with (3) above.

(5)	Period During Which the Stock Options Can be Exercised

The period shall commence on the commencing date of the period during which the stock options can be exercised as set forth in 3 above or the effective date of the Act of Reorganization, whichever comes later, and end on the expiration date of the period during which the stock options can be exercised as set forth in 3 above.

(6)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased Where Shares are Issued as a Result of the Exercise of the Stock Options

To be determined under equivalent measures to 5. above.

(7)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of the Reorganized Company shall be required for the acquisition of the stock options by transfer.

(8)	Arrangement for Acquisition of the Share Options by J Trust

To be determined under equivalent measures to 8. above.

(9)	Other Conditions for the Exercise of the Stock Options

To be determined under equivalent measures to 11. below.

10.	Arrangement for Fractions Less than One Share as a Result of the Exercise of the Stock Options

If any fraction less than one (1) share occurs with the number of shares to be delivered to the stock option holders who have exercised the stock options, such fraction shall be rounded down.

11.	Other Conditions for the Exercise of the Stock Options

Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

(Exhibit 2-3)    Content of J Trust Co., Ltd. N-8th Stock Options

1.	Number of Shares Underlying the Stock Options

The type of shares underlying the stock options shall be the common stock of J Trust, and the number of shares underlying per stock option (the “Number of Underlying Shares”) shall be two (2) shares.

However, with regard to the common stock of J Trust, where J Trust conducts a stock split (including the allotment of shares without contribution of the common stock of J Trust; hereinafter the same shall apply to any statement on a stock split) or a stock consolidation after the day on which the stock options are allotted (the “Day of Allotment”), the Number of Underlying Shares shall be adjusted in accordance with the following formula:

Number of Underlying Shares after adjustment = Number of Underlying Shares before adjustment × stock split or stock consolidation rate.

In addition to the above, if it is appropriate to adjust the Number of Underlying Shares after the Day of Allotment, J Trust may adjust the Number of Underlying Shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

2.	Amount to be Paid in When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered as a result of the exercise of the stock options (the “Exercise Price”) by the Number of Underlying Shares.

The Exercise Price shall be one thousand fifty four (1,054) yen.

However, the Exercise Price shall be subject to the following adjustment.

(1)	Where J Trust conducts a stock split or a stock consolidation with regard to the common stock of J Trust after the Day of Allotment, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Stock split or stock consolidation rate

(2)	Where, with regard to the common stock of J Trust, J Trust issues new shares or disposes of its treasury shares at a price below market value (excluding the case of a sale of the treasury shares pursuant to the provisions of Article 194 of the Companies Act (Demand for Sale of Shares of Less than One Unit to Holder of Shares of Less than One Unit), a conversion of the securities which are to be converted or convertible into the common stock of J Trust, or the exercise of the stock options (including those that are attached to bonds with stock options) which enable its holders to demand a delivery of the common stock of J Trust), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares × Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock held by J Trust from the total number of issued shares of the common stock of J Trust; and where the treasury shares are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

(3)	In addition to the above, if, after the Day of Allotment, it is appropriate to adjust the Exercise Price, such as where other types of shares are allotted to the shareholders holding common stock without contribution or where dividends are paid to the shareholders holding common stock of any other company’s shares, J Trust may adjust the Exercise Price to a reasonable extent, taking into account the conditions and the like for such allotment or dividends.

3.	Exercise Period of the Stock Options

The period shall commence on April 30, 2012 and end on December 15, 2019.

4.	Conditions for the Exercise of the Stock Options

Where a stock option holder falls under any one of the following items, the stock option holder may not exercise the relevant stock options after the time stated in each of those items, and shall waiver all the relevant stock options that are not exercised at that time:

(1)	Where the stock option holder is dismissed from the post of director of J Trust—the time of such dismissal.

(2)	Where the stock option holder is fired pursuant to the provisions of the rules on employment, etc.—the time of such firing.

(3)	Where the stock option holder ceases to fall under any one of the following persons—the time of ceasing

I.	an officer, employee, advisor, consultant, or temporary employee of J Trust;

II.	an officer or employee of J Trust’s group company, or a company or organization designated by J Trust.

(4)	Where the stock option holder is deceased—the time of the stock option holder’s death.

(5)	Other conditions shall be set forth in the Stock Option Allotment Agreement executed by and between J Trust and the stock option holders.

5.	Amount Deducted from the Issue Price and Added to the Stated Capital When Shares are Issued as a Result of the Exercise of the Stock Options

(1)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting, and any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(2)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (1) above from the maximum amount of increase in stated capital as mentioned in (1) above.

6.	Matters Regarding Transfer of the Stock Options

The approval by a resolution of the board of directors of J Trust shall be required for the acquisition of the stock options by transfer.

7.	Content of the Arrangement Between J Trust and the Stock Option Holders

The arrangement between J Trust and the stock option holders shall be set forth in the Stock Option Allotment Agreement executed by the stock option holders.

8.	Arrangement for Acquisition of the Share Options by J Trust

Where the proposals set forth in the following (1) to (3) are approved by the shareholders’ meeting of J Trust (or, if a resolution by the shareholders’ meeting is not required, where a decision by the board of directors is obtained), J Trust may acquire the stock options without contribution on the day separately designated by the board of directors of J Trust:

(1)	Proposal on approval for a merger agreement under which J Trust is to become an extinct company.

(2)	Proposal on approval for a company split agreement or a company split plan under which J Trust is to become a split company.

(3)	Proposal on approval for a share transfer agreement or a share transfer plan under which J Trust is to become a wholly-owned subsidiary.

9.	Decision-Making Policy on the Content of Delivery of the Stock Options of the Reorganized Company upon Reorganization

Where J Trust conducts a merger (limited to where J Trust is to be extinguished by the merger), an absorption-type company split or an incorporation-type company split (in each case, limited to where J Trust is to become a split company), or a share exchange or a share transfer (in each case, limited to where J Trust is to become a wholly-owned subsidiary) (collectively, the “Act of Reorganization”), J Trust shall deliver, in each case, the stock options of the stock companies (the “Reorganized Company”) respectively set forth in Article 236, paragraph (1), item (viii)(a) to (e) of the Companies Act to the holders of the stock options which remain outstanding (the “Outstanding Stock Options”) immediately before the effective date of the Act of Reorganization (meaning the day on which the absorption-type merger becomes effective in the case of an absorption-type merger, the day on which the company incorporated through a consolidation-type merger is established in the case of a consolidation-type merger, the day on which the absorption-type company split becomes effective in the case of an absorption-type company split, the day on which the stock company incorporated through an incorporation-type company split is established in the case of an incorporation-type company split, the day on which the share exchange becomes effective in the case of a share exchange, and the day on which the wholly-owning parent company incorporated through a share transfer is established in the case of a share transfer). However, the statement to the effect that the stock options of the Reorganized Company will be delivered in accordance with the following items shall be set forth in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split agreement, a share exchange agreement, or a share transfer plan:

(1)	Number of the Stock Options of the Reorganized Company to be Delivered

The same number of stock options as the number of the Outstanding Stock Options held by a stock option holder shall be delivered.

(2)	Type of the Reorganized Company’s Shares Underlying the Stock Options

Such shares shall be the Reorganized Company’s common stock.

(3)	Number of the Reorganized Company’s Shares Underlying the Stock Options

To be determined under equivalent measures to 1. above, taking into account the conditions and the like for the Act of Reorganization.

(4)	Value of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when each of the stock options to be delivered is exercised shall be the amount obtained by multiplying the amount to be paid in after reorganization that is obtained from the adjustment of the Exercise Price set forth in 2 above taking into account the conditions and the like for the Act of Reorganization by the number of the Reorganized Company’s shares underlying those stock options determined in accordance with (3) above.

(5)	Period During Which the Stock Options Can be Exercised

The period shall commence on the commencing date of the period during which the stock options can be exercised as set forth in 3 above or the effective date of the Act of Reorganization, whichever comes later, and end on the expiration date of the period during which the stock options can be exercised as set forth in 3 above.

(6)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased Where Shares are Issued as a Result of the Exercise of the Stock Options

To be determined under equivalent measures to 5. above.

(7)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of the Reorganized Company shall be required for the acquisition of the stock options by transfer.

(8)	Arrangement for Acquisition of the Share Options by J Trust

To be determined under equivalent measures to 8. above.

(9)	Other Conditions for the Exercise of the Stock Options

To be determined under equivalent measures to 11. below.

10.	Arrangement for Fractions Less than One Share as a Result of the Exercise of the Stock Options

If any fraction less than one (1) share occurs with the number of shares to be delivered to the stock option holders who have exercised the stock options, such fraction shall be rounded down.

11.	Other Conditions for the Exercise of the Stock Options

Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

(Exhibit 2-4)    Content of J Trust Co., Ltd. N-9th Stock Options

1.	Number of Shares Underlying the Stock Options

The type of shares underlying the stock options shall be the common stock of J Trust, and the number of shares underlying per stock option (the “Number of Underlying Shares”) shall be two (2) shares.

However, with regard to the common stock of J Trust, where J Trust conducts a stock split (including the allotment of shares without contribution of the common stock of J Trust; hereinafter the same shall apply to any statement on a stock split) or a stock consolidation after the day on which the stock options are allotted (the “Day of Allotment”), the Number of Underlying Shares shall be adjusted in accordance with the following formula:

Number of Underlying Shares after adjustment = Number of Underlying Shares before adjustment × stock split or stock consolidation rate.

In addition to the above, if it is appropriate to adjust the Number of Underlying Shares after the Day of Allotment, J Trust may adjust the Number of Underlying Shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

2.	Amount to be Paid in When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered as a result of the exercise of the stock options (the “Exercise Price”) by the Number of Underlying Shares.

The Exercise Price shall be two thousand fifty (2,050) yen.

However, the Exercise Price shall be subject to the following adjustment.

(1)	Where J Trust conducts a stock split or a stock consolidation with regard to the common stock of J Trust after the Day of Allotment, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Stock split or stock consolidation rate

(2)	Where, with regard to the common stock of J Trust, J Trust issues new shares or disposes of its treasury shares at a price below market value (excluding the case of a sale of the treasury shares pursuant to the provisions of Article 194 of the Companies Act (Demand for Sale of Shares of Less than One Unit to Holder of Shares of Less than One Unit), a conversion of the securities which are to be converted or convertible into the common stock of J Trust, or the exercise of the stock options (including those that are attached to bonds with stock options) which enable its holders to demand a delivery of the common stock of J Trust), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares × Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock held by J Trust from the total number of issued shares of the common stock of J Trust; and where the treasury shares are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

(3)	In addition to the above, if, after the Day of Allotment, it is appropriate to adjust the Exercise Price, such as where other types of shares are allotted to the shareholders holding common stock without contribution or where dividends are paid to the shareholders holding common stock of any other company’s shares, J Trust may adjust the Exercise Price to a reasonable extent, taking into account the conditions and the like for such allotment or dividends.

3.	Exercise Period of the Stock Options

The period shall commence on December 15, 2012 and end on December 14, 2020.

4.	Conditions for the Exercise of the Stock Options

Where a stock option holder falls under any one of the following items, the stock option holder may not exercise the relevant stock options after the time stated in each of those items, and shall waiver all the relevant stock options that are not exercised at that time:

(1)	Where the stock option holder is dismissed from the post of director of J Trust—the time of such dismissal.

(2)	Where the stock option holder is fired pursuant to the provisions of the rules on employment, etc.—the time of such firing.

(3)	Where the stock option holder ceases to fall under any one of the following persons—the time of ceasing

I.	an officer, employee, advisor, consultant, or temporary employee of J Trust;

II.	an officer or employee of J Trust’s group company, or a company or organization designated by J Trust.

(4)	Where the stock option holder is deceased—the time of the stock option holder’s death.

(5)	Other conditions shall be set forth in the Stock Option Allotment Agreement executed by and between J Trust and the stock option holders.

5.	Amount Deducted from the Issue Price and Added to the Stated Capital When Shares are Issued as a Result of the Exercise of the Stock Options

(1)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting, and any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(2)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (1) above from the maximum amount of increase in stated capital as mentioned in (1) above.

6.	Matters Regarding Transfer of the Stock Options

The approval by a resolution of the board of directors of J Trust shall be required for the acquisition of the stock options by transfer.

7.	Content of the Arrangement Between J Trust and the Stock Option Holders

The arrangement between J Trust and the stock option holders shall be set forth in the Stock Option Allotment Agreement executed by the stock option holders.

8.	Arrangement for Acquisition of the Share Options by J Trust

Where the proposals set forth in the following (1) to (3) are approved by the shareholders’ meeting of J Trust (or, if a resolution by the shareholders’ meeting is not required, where a decision by the board of directors is obtained), J Trust may acquire the stock options without contribution on the day separately designated by the board of directors of J Trust:

(1)	Proposal on approval for a merger agreement under which J Trust is to become an extinct company.

(2)	Proposal on approval for a company split agreement or a company split plan under which J Trust is to become a split company.

(3)	Proposal on approval for a share transfer agreement or a share transfer plan under which J Trust is to become a wholly-owned subsidiary.

9.	Decision-Making Policy on the Content of Delivery of the Stock Options of the Reorganized Company upon Reorganization

Where J Trust conducts a merger (limited to where J Trust is to be extinguished by the merger), an absorption-type company split or an incorporation-type company split (in each case, limited to where J Trust is to become a split company), or a share exchange or a share transfer (in each case, limited to where J Trust is to become a wholly-owned subsidiary) (collectively, the “Act of Reorganization”), J Trust shall deliver, in each case, the stock options of the stock companies (the “Reorganized Company”) respectively set forth in Article 236, paragraph (1), item (viii)(a) to (e) of the Companies Act to the holders of the stock options which remain outstanding (the “Outstanding Stock Options”) immediately before the effective date of the Act of Reorganization (meaning the day on which the absorption-type merger becomes effective in the case of an absorption-type merger, the day on which the company incorporated through a consolidation-type merger is established in the case of a consolidation-type merger, the day on which the absorption-type company split becomes effective in the case of an absorption-type company split, the day on which the stock company incorporated through an incorporation-type company split is established in the case of an incorporation-type company split, the day on which the share exchange becomes effective in the case of a share exchange, and the day on which the wholly-owning parent company incorporated through a share transfer is established in the case of a share transfer). However, the statement to the effect that the stock options of the Reorganized Company will be delivered in accordance with the following items shall be set forth in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split agreement, a share exchange agreement, or a share transfer plan:

(1)	Number of the Stock Options of the Reorganized Company to be Delivered

The same number of stock options as the number of the Outstanding Stock Options held by a stock option holder shall be delivered.

(2)	Type of the Reorganized Company’s Shares Underlying the Stock Options

Such shares shall be the Reorganized Company’s common stock.

(3)	Number of the Reorganized Company’s Shares Underlying the Stock Options

To be determined under equivalent measures to 1. above, taking into account the conditions and the like for the Act of Reorganization.

(4)	Value of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when each of the stock options to be delivered is exercised shall be the amount obtained by multiplying the amount to be paid in after reorganization that is obtained from the adjustment of the Exercise Price set forth in 2 above taking into account the conditions and the like for the Act of Reorganization by the number of the Reorganized Company’s shares underlying those stock options determined in accordance with (3) above.

(5)	Period During Which the Stock Options Can be Exercised

The period shall commence on the commencing date of the period during which the stock options can be exercised as set forth in 3 above or the effective date of the Act of Reorganization, whichever comes later, and end on the expiration date of the period during which the stock options can be exercised as set forth in 3 above.

(6)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased Where Shares are Issued as a Result of the Exercise of the Stock Options

To be determined under equivalent measures to 5. above.

(7)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of the Reorganized Company shall be required for the acquisition of the stock options by transfer.

(8)	Arrangement for Acquisition of the Share Options by J Trust

To be determined under equivalent measures to 8. above.

(9)	Other Conditions for the Exercise of the Stock Options

To be determined under equivalent measures to 11. below.

10.	Arrangement for Fractions Less than One Share as a Result of the Exercise of the Stock Options

If any fraction less than one (1) share occurs with the number of shares to be delivered to the stock option holders who have exercised the stock options, such fraction shall be rounded down.

11.	Other Conditions for the Exercise of the Stock Options

Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

(Exhibit 2-5)    Content of J Trust Co., Ltd. N-10th Stock Options

1.	Number of Shares Underlying the Stock Options

The type of shares underlying the stock options shall be the common stock of J Trust, and the number of shares underlying per stock option (the “Number of Underlying Shares”) shall be two (2) shares.

However, with regard to the common stock of J Trust, where J Trust conducts a stock split (including the allotment of shares without contribution of the common stock of J Trust; hereinafter the same shall apply to any statement on a stock split) or a stock consolidation after the day on which the stock options are allotted (the “Day of Allotment”), the Number of Underlying Shares shall be adjusted in accordance with the following formula:

Number of Underlying Shares after adjustment = Number of Underlying Shares before adjustment × stock split or stock consolidation rate.

In addition to the above, if it is appropriate to adjust the Number of Underlying Shares after the Day of Allotment, J Trust may adjust the Number of Underlying Shares to a reasonable extent.

Any fraction less than one (1) share as a result of the above-mentioned adjustment shall be rounded down.

2.	Amount to be Paid in When the Stock Options are Exercised

The value of the property to be contributed when the stock options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered as a result of the exercise of the stock options (the “Exercise Price”) by the Number of Underlying Shares.

The Exercise Price shall be seven hundred forty (740) yen.

However, the Exercise Price shall be subject to the following adjustment.

(1)	Where J Trust conducts a stock split or a stock consolidation with regard to the common stock of J Trust after the Day of Allotment, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Stock split or stock consolidation rate

(2)	Where, with regard to the common stock of J Trust, J Trust issues new shares or disposes of its treasury shares at a price below market value (excluding the case of a sale of the treasury shares pursuant to the provisions of Article 194 of the Companies Act (Demand for Sale of Shares of Less than One Unit to Holder of Shares of Less than One Unit), a conversion of the securities which are to be converted or convertible into the common stock of J Trust, or the exercise of the stock options (including those that are attached to bonds with stock options) which enable its holders to demand a delivery of the common stock of J Trust), the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen as a result of the adjustment shall be rounded up:

				Number of existing issued shares	+	Number of newly issued shares × Amount to be paid in per share
Exercise Price after adjustment	=	Exercise Price before adjustment	×			Market value
Number of existing issued shares + Number of newly issued shares

The term “number of existing issued shares” used in the formula above shall mean the number obtained by deducting the number of treasury shares pertaining to the common stock held by J Trust from the total number of issued shares of the common stock of J Trust; and where the treasury shares are disposed of, the term “number of newly issued shares” shall be deemed to be replaced with the “number of treasury shares to be disposed of.”

(3)	In addition to the above, if, after the Day of Allotment, it is appropriate to adjust the Exercise Price, such as where other types of shares are allotted to the shareholders holding common stock without contribution or where dividends are paid to the shareholders holding common stock of any other company’s shares, J Trust may adjust the Exercise Price to a reasonable extent, taking into account the conditions and the like for such allotment or dividends.

3.	Exercise Period of the Stock Options

The period shall commence on December 14, 2013 and end on December 13, 2021.

4.	Conditions for the Exercise of the Stock Options

Where a stock option holder falls under any one of the following items, the stock option holder may not exercise the relevant stock options after the time stated in each of those items, and shall waiver all the relevant stock options that are not exercised at that time:

(1)	Where the stock option holder is dismissed from the post of director of J Trust—the time of such dismissal.

(2)	Where the stock option holder is fired pursuant to the provisions of the rules on employment, etc.—the time of such firing.

(3)	Where the stock option holder ceases to fall under any one of the following persons—the time of ceasing

I.	an officer, employee, advisor, consultant, or temporary employee of J Trust;

II.	an officer or employee of J Trust’s group company, or a company or organization designated by J Trust.

(4)	Where the stock option holder is deceased—the time of the stock option holder’s death.

(5)	Other conditions shall be set forth in the Stock Option Allotment Agreement executed by and between J Trust and the stock option holders.

5.	Amount Deducted from the Issue Price and Added to the Stated Capital When Shares are Issued as a Result of the Exercise of the Stock Options

(1)	The amount of stated capital to be increased when shares are issued as a result of the exercise of the stock options shall be half the maximum amount of increase in stated capital, etc. to be calculated in accordance with Article 17, paragraph (1) of the Rules of Corporate Accounting, and any fraction less than one (1) yen as a result of the calculation shall be rounded up.

(2)	The amount of capital reserve to be increased when shares are issued as a result of the exercise of the stock options shall be the amount obtained by deducting the amount of stated capital, etc. to be increased as set forth in (1) above from the maximum amount of increase in stated capital as mentioned in (1) above.

6.	Matters Regarding Transfer of the Stock Options

The approval by a resolution of the board of directors of J Trust shall be required for the acquisition of the stock options by transfer.

7.	Content of the Arrangement Between J Trust and the Stock Option Holders

The arrangement between J Trust and the stock option holders shall be set forth in the Stock Option Allotment Agreement executed by the stock option holders.

8.	Arrangement for Acquisition of the Share Options by J Trust

Where the proposals set forth in the following (1) to (3) are approved by the shareholders’ meeting of J Trust (or, if a resolution by the shareholders’ meeting is not required, where a decision by the board of directors is obtained), J Trust may acquire the stock options without contribution on the day separately designated by the board of directors of J Trust:

(1)	Proposal on approval for a merger agreement under which J Trust is to become an extinct company.

(2)	Proposal on approval for a company split agreement or a company split plan under which J Trust is to become a split company.

(3)	Proposal on approval for a share transfer agreement or a share transfer plan under which J Trust is to become a wholly-owned subsidiary.

9.	Decision-Making Policy on the Content of Delivery of the Stock Options of the Reorganized Company upon Reorganization

Where J Trust conducts a merger (limited to where J Trust is to be extinguished by the merger), an absorption-type company split or an incorporation-type company split (in each case, limited to where J Trust is to become a split company), or a share exchange or a share transfer (in each case, limited to where J Trust is to become a wholly-owned subsidiary) (collectively, the “Act of Reorganization”), J Trust shall deliver, in each case, the stock options of the stock companies (the “Reorganized Company”) respectively set forth in Article 236, paragraph (1), item (viii)(a) to (e) of the Companies Act to the holders of the stock options which remain outstanding (the “Outstanding Stock Options”) immediately before the effective date of the Act of Reorganization (meaning the day on which the absorption-type merger becomes effective in the case of an absorption-type merger, the day on which the company incorporated through a consolidation-type merger is established in the case of a consolidation-type merger, the day on which the absorption-type company split becomes effective in the case of an absorption-type company split, the day on which the stock company incorporated through an incorporation-type company split is established in the case of an incorporation-type company split, the day on which the share exchange becomes effective in the case of a share exchange, and the day on which the wholly-owning parent company incorporated through a share transfer is established in the case of a share transfer). However, the statement to the effect that the stock options of the Reorganized Company will be delivered in accordance with the following items shall be set forth in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split agreement, a share exchange agreement, or a share transfer plan:

(1)	Number of the Stock Options of the Reorganized Company to be Delivered

The same number of stock options as the number of the Outstanding Stock Options held by a stock option holder shall be delivered.

(2)	Type of the Reorganized Company’s Shares Underlying the Stock Options

Such shares shall be the Reorganized Company’s common stock.

(3)	Number of the Reorganized Company’s Shares Underlying the Stock Options

To be determined under equivalent measures to 1. above, taking into account the conditions and the like for the Act of Reorganization.

(4)	Value of the Property to be Contributed When the Stock Options are Exercised

The value of the property to be contributed when each of the stock options to be delivered is exercised shall be the amount obtained by multiplying the amount to be paid in after reorganization that is obtained from the adjustment of the Exercise Price set forth in 2 above taking into account the conditions and the like for the Act of Reorganization by the number of the Reorganized Company’s shares underlying those stock options determined in accordance with (3) above.

(5)	Period During Which the Stock Options Can be Exercised

The period shall commence on the commencing date of the period during which the stock options can be exercised as set forth in 3 above or the effective date of the Act of Reorganization, whichever comes later, and end on the expiration date of the period during which the stock options can be exercised as set forth in 3 above.

(6)	Matters Regarding the Stated Capital and the Capital Reserve to be Increased Where Shares are Issued as a Result of the Exercise of the Stock Options

To be determined under equivalent measures to 5. above.

(7)	Restriction on Acquisition of the Stock Options by Transfer

The approval by a resolution of the board of directors of the Reorganized Company shall be required for the acquisition of the stock options by transfer.

(8)	Arrangement for Acquisition of the Share Options by J Trust

To be determined under equivalent measures to 8. above.

(9)	Other Conditions for the Exercise of the Stock Options

To be determined under equivalent measures to 11. below.

10.	Arrangement for Fractions Less than One Share as a Result of the Exercise of the Stock Options

If any fraction less than one (1) share occurs with the number of shares to be delivered to the stock option holders who have exercised the stock options, such fraction shall be rounded down.

11.	Other Conditions for the Exercise of the Stock Options

Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

End.

3.	Outline of the matters provided in each item of Article 184, paragraph (1) of the Ordinance of the Companies Act

(1)	Matters concerning suitability of exchange consideration

a.	Matters concerning total amount and the allotment pertaining to exchange consideration

Company Name	J Trust (wholly-owning parent company in a share exchange)	NJHD (wholly-owned subsidiary in a share exchange)
Details of Allotment Pursuant to Share Exchange	Common stock: 1 shares	Common stock: 2 shares
Number of shares to be newly issued in the Share Exchange	Common stock: 907,416 shares

(Note 1)	Allotment ratio of shares

Two shares of J Trust common stock will be allotted and delivered in exchange for one share of NJHD common stock. With regard to the shares to be delivered, new shares of J Trust common stock will be issued.

The share exchange ratio mentioned above may be changed upon consultation between J Trust and NJHD if a material change occurs in the terms and conditions of the basis of calculation.

(Note 2)	Occurrence of many holders of shares of less than one unit

As a result of the Share Exchange, the shareholders holding 50 shares or more of NJHD common stock will receive an allotment of 100 shares, one unit of shares, or more of J Trust common stock. In addition, the shareholders holding less than 50 shares of NJHD common stock will receive an allotment of shares of less than one unit, less than 100 shares, of J Trust common stock, which means that over 90% (this percentage is based on the shareholder registry of NJHD as of January 31, 2012, and may be different from that at present) of the current shareholders of NJHD may hold shares of less than one unit of J Trust common stock.

(Note 3)	Number of shares of J Trust common stock to be delivered in the Share Exchange

NJHD will cancel all its treasury shares (two shares as of January 31, 2012) (including shares to be obtained in response to a request by the shareholders of NJHD for purchase of shares pertaining to the Share Exchange under Article 785 of the Companies Act) held by it at the time immediately before the effectuation of the Share Exchange (the “Base Time”) by a resolution of the board of directors’ meeting to be held by the preceding day of the effective date.

The number of shares of J Trust common stock to be newly issued in the Share Exchange was calculated based on the amount obtained by deducting from the total number of issued shares of NJHD common stock the number of its treasury shares to be cancelled.

The number of shares to be allotted and delivered in the Share Exchange may be changed for the reason of the cancellation of its treasury shares by NJHD, or the like.

(Note 4)	Treatment of shares of less than one unit

The shareholders of NJHD who will hold shares of less than one unit (less than 100 shares) of J Trust common stock as a result of the Share Exchange are considered to exceed 90% (this percentage is based on the shareholder registry of NJHD as of January 31, 2012, and may be different from the ratio at present) of the present number of the shareholders of NJHD. The holders of shares of less than one unit will be unable to sell the shares of less than one unit held by them on the securities exchanges; however, there are some measures to handle such situation, by using the following systems:

(a)	System for purchase of additional shares (sufficient to constitute one unit) by the holders of shares of less than one unit

The articles of incorporation of J Trust have no provision for the purchase of additional shares by the holders of shares of less than one unit as of the effective date of the Share Exchange. As a result of consultation between J Trust and NJHD, in order to provide attention and an opportunity for selection to the shareholders of NJHD upon the implementation of the Share Exchange, J Trust will submit a proposal of partial amendment of its articles of incorporation, which will enable the holders of shares of less than one unit to purchase from J Trust the number of shares sufficient to constitute one unit (100 shares), together with the number of shares of less than one unit held by them pursuant to the provisions of Article 194, paragraph (1) of the Companies Act, to the 36th annual shareholders meeting of J Trust to be held in June 2012. If such proposal is approved by a resolution, the shareholders who will hold shares of less than one unit of J Trust common stock will be able to purchase from J Trust the number of shares sufficient to constitute one unit (100 shares), together with the number of shares of less than one unit held by them, and if they purchase these shares they are able to exercise their voting rights at a shareholders meeting, and to sell the unit shares on the securities exchanges. J Trust holds 114,700 shares (as of September 30, 2011) of its treasury shares, which is a sufficient amount to respond to those purchase requests.

(b)	System for purchase of shares of less than one unit by J Trust (sale of shares of less than one unit by the holders thereof)

The shareholders who will hold shares of less than one unit of J Trust common stock are able to make a request that J Trust purchase the shares of less than one unit held by them pursuant to the provisions of Article 192, paragraph (1) of the Companies Act and its articles of incorporation. The purchase price will be calculated by multiplying the number of shares of less than one unit by the market price as set forth in Article 193, paragraph (1), item (i) of the Companies Act.

b.	Basis of calculation

With regard to the share exchange ratio of the Share Exchange, in order to ensure fairness and appropriateness in the calculation thereof, J Trust and NJHD decided to respectively request that an independent third-party institution calculate the share exchange ratio. J Trust selected Yamada FAS Co., Ltd. (“Yamada FAS”) and NJHD selected Plutus Consulting Co., Ltd. (“Plutus”), respectively, as their respective third-party institutions to perform the calculation of the share exchange ratio. Yamada FAS applied to J Trust common stock an Average Market Price Analysis, under which the closing market price of J Trust common stock on February 13, 2012, the measurement date, and the average closing market prices of one-week, the one-month and three-month periods before the measurement date were considered, since J Trust is listed on the second section of the Osaka Stock Exchange and the market prices are available, as well as a Discounted Cash Flow Analysis (the “DCF Analysis”) in order to reflect future business activities in valuation.

Yamada FAS applied to NJHD common stock an Average Market Price Analysis, under which the closing market price of NJHD common stock on February 13, 2012, the measurement date, and the average closing market prices of the one-week, one-month and three-month periods before the measurement date were considered, since NJHD is listed on the Mothers section of the Tokyo Stock Exchange and the market prices are available, as well as the DCF Analysis in order to reflect future business activities in valuation.

The following are the calculation results of the number of shares of J Trust common stock to be allotted per share of NJHD common stock, which were calculated in a range using each of the analyses:

Analysis Method	Calculated Share Exchange Ratio
Average Market Price Analysis	1.54 to 2.46
DCF Analysis	1.91 to 2.85

In calculating the share exchange ratio, Yamada FAS used information which was provided by J Trust and NJHD, and public information, as they were, as a general rule, without any independent testing for accuracy and completeness, in the assumption that the used materials and information are accurate and complete. Yamada FAS did not perform valuation, appraisal, or assessment of assets and liabilities (including contingent liabilities) of the two companies and their affiliates (including analysis and valuation of each of the individual assets and liabilities) independently or by a third-party valuation institution. Yamada FAS also assumed that the financial projections of J Trust and NJHD had been reasonably prepared based on the optimal projections and judgment currently available to both companies’ managements. The calculation of the share exchange ratio by Yamada FAS was based on information available and economic conditions as of February 13, 2012.

On the other hand, Plutus applied to J Trust common stock an Average Market Price Analysis, under which the closing market price of J Trust common stock on February 13, 2012, the measurement date, and the closing market prices following December 28, 2011, the disclosure date of the “Notice on the Execution of the Sponsor Agreement with Takefuji as a Reorganizing Corporation” by J Trust, were considered taking into account other terms and conditions, since J Trust is listed on the second section of the Osaka Stock Exchange and the market prices are available, as well as the DCF Analysis in order to reflect the ability to earn profits in its future business activities in valuation.

Plutus also applied to NJHD common stock an Average Market Price Analysis, under which the closing market price of NJHD common stock on February 13, 2012, the measurement date, and the closing market prices following December 28, 2011, the disclosure date of the “Notice on the Execution of the Sponsor Agreement with Takefuji as a Reorganizing Corporation” by J Trust, were considered taking into account other terms and conditions, since NJHD is listed on the Mothers section of the Tokyo Stock Exchange and the market prices are available, as well as the DCF Analysis in order to reflect the ability to earn profits in its future business activities in valuation.

The following are the calculation results of the number of shares of J Trust common stock to be allotted per share of NJHD common stock, which were calculated in a range using each of the analyses:

Analysis Method	Calculated Share Exchange Ratio
Average Market Price Analysis	1.521 to 2.410
DCF Analysis	1.921 to 2.598

In calculating the share exchange ratio, Plutus used information which was provided by J Trust and NJHD, and public information, without any independent testing for accuracy and completeness, in the assumption that those materials and information are accurate and complete. Plutus did not perform valuation, appraisal, or assessment of assets and liabilities (including off-balance-sheet assets and liabilities and other contingent liabilities) of the two companies and their affiliates (including analysis and valuation of each of the individual assets and liabilities) independently or by a third-party valuation institution. Plutus also assumed that the financial projections of NJHD had been reasonably prepared based on the optimal projections and judgment currently available to NJHD’s management.

The business plan submitted by J Trust to Yamada FAS and Plutus as the basis of calculation under the DCF Analysis includes some business years in which a substantial increase in profits is expected. This is based on the temporary recording of substantial gains on negative goodwill as special profits due to the acquisition of KC Card during the year ending March 2012, and an expectation of business expansion due to the acquisition of KC Card and Takefuji.

The business plan submitted by NJHD to Yamada FAS and Plutus as the basis of calculation under the DCF Analysis includes some business years in which a substantial increase in profits is expected. This is based on an expectation of business expansion due to a synergy to be produced by J Trust making NJHD its wholly-owned subsidiary, and an effective redistribution of the costs for maintenance and management of listing to future business development.

c.	Background of the calculation

As a result of subsequent discussions and negotiations between J Trust and NJHD, which took into account the results of the calculation of the share exchange ratio submitted by two third-party valuation institutions, each company concluded that the share exchange ratio referred to in above (the “Exchange Ratio”) was fair and did not impair the interests of shareholders of each company. Consequently, J Trust and NJHD approved the Share Exchange Agreement at their respective board of directors’ meetings held on February 14, 2012, and signed the Share Exchange Agreement.

d.	Relationship with valuation institutions

Yamada FAS, a third-party valuation institution of J Trust, is independent from J Trust and NJHD, is not a related party of J Trust or NJHD, and has no important relationships with these companies in terms of the Share Exchange to be stated herein. Plutus, a valuation institution of NJHD, is independent from J Trust and NJHD, is not a related party of J Trust or NJHD, and has no important relationships with these companies in terms of the Share Exchange to be stated herein.

e.	Matters concerning the suitability of the amounts of stated capital and capital reserves of J Trust

The amount of the stated capital and capital reserves of J Trust to be increased upon the Share Exchange shall be as set forth below, respectively:

(i)	Amount of the stated capital to be increased: zero (0) yen

(ii)	Amount of capital reserves to be increased:

the amount separately set forth by J Trust pursuant to the provisions of Article 39 of the Ordinance on Accounting of Companies.

(iii)	Amount of retained earnings reserves to be increased: zero (0) yen

NJHD considers that the amounts of the stated capital and capital reserves are suitable in consideration of the laws and J Trust’s capital policies.

f.	Possible delisting and reason

NJHD will become a wholly-owned subsidiary of J Trust through the Share Exchange, as of the effective date thereof (scheduled to be April 30, 2012). NJHD will be delisted on April 25, 2012 pursuant to the criteria for delisting established by the Mothers section of the Tokyo Stock Exchange (the last trading date will be April 24, 2012). After delisting, NJHD shares will no longer be traded on the Mothers Section of the Tokyo Stock Exchange.

g.	Reasons for choosing J Trust common stock as exchange consideration

Since J Trust common stock is listed on the second section of the Osaka Securities Exchange, and is available for trading on financial instrument exchange on or after the effective date of the Share Exchange, NJHD considers that we can provide trading opportunities of the J Trust common stock to the shareholders of NJHD who will receive an allotment of J Trust common stock due to the Share Exchange (*1), and the shareholders of NJHD would enjoy the benefit from the integration effect introduced by NJHD, a wholly-owned subsidiary, through the Share Exchange when such shareholders of NJHD receive J Trust common stock.

J Trust paid a common dividend at ten yen per share (a payout ratio of 25.4%) for the consolidated fiscal year ending March 2011. J Trust is aware that an appropriate return of profit to shareholders is one of its most important measures. Its basic policy is to manage the company emphasizing a positive return of profit for shareholders, comprehensively taking into account the future management environment and business trends. Therefore, NJHD believes that NJHD can provide NJHD’s shareholders with an opportunity for a return of profits due to the Share Exchange, and in comprehensively considering the above matters, NJHD has selected J Trust common stock as the Consideration for the Share Exchange.

(*1)	NJHD’s shareholders who hold less than 50 shares will be holders of shares of less than one unit. Please see the above “Details of the allotment pertaining to the Share Exchange (Note 4) Treatment of shares of less than one unit.”

h.	Points on which NJHD exerts care not to harm shareholders’ profits

(i)	Measures to ensure fairness

With regard to the share exchange ratio of the Share Exchange, in order to ensure fairness and appropriateness in the calculation thereof, J Trust has decided to request that an independent third-party institution, Yamada FAS, calculate the share exchange ratio. As a result of the subsequent discussions and negotiations between J Trust and NJHD, which took into account the results of the calculation of the share exchange ratio submitted by Yamada FAS, J Trust approved the Share Exchange Agreement at its board of directors’ meetings held on February 14, 2012.

With regard to the share exchange ratio of the Share Exchange, in order to ensure fairness and appropriateness in the calculation thereof, NJHD has decided to request that an independent third-party institution, Plutus, calculate the share exchange ratio. As a result of the subsequent discussions and negotiations between J Trust and NJHD, which took into account the results of the calculation of the share exchange ratio submitted by Plutus, NJHD approved the Share Exchange Agreement at its board of directors’ meetings held on February 14, 2012.

Neither J Trust nor NJHD obtained from third-party institutions a fairness opinion stating that the share exchange rate was fair from a financial viewpoint.

In order to secure transparency and reasonableness in the course of making the decision leading to a share exchange agreement, J Trust and NJHD, respectively, retained Nishimura & Asahi and Hisho Law Office, respectively, as legal advisors, and obtained advice on the procedures under the Share Exchange Agreement, from a legal viewpoint.

(ii)	Measures to avoid conflicts of interest

At J-Trust, Mr. Nobuyoshi Fujisawa, the Representative Director and President, is the largest shareholder of NJHD, and serves as the Chairman of the Board of Directors of NJHD. Mr. Nobuiku Chiba, the Representative Director and Vice President of J Trust, is the major shareholder of NJHD. Although they are not treated as related parties, from the viewpoint of avoiding questions regarding conflicts of interest, they did not participate in the deliberation and resolution of the Share Exchange at the meeting of the board of directors of J Trust held on February 14, 2012, or participate in the discussions or negotiations on the Share Exchange in their capacity as officers of J Trust.

At the meeting of the board of directors, all eight directors of J Trust (excluding the two persons mentioned above, but including one outside director) and all five company auditors of J Trust (including three outside company auditors) were present, and unanimously resolved to execute the Share Exchange Agreement. All five company auditors of J Trust (including three outside company auditors) stated their opinion that they had no objection to the resolution made by the board of directors regarding the execution of the Share Exchange Agreement.

At NJHD, Mr. Nobuyoshi Fujisawa, who concurrently serves as the Representative Director and President of J Trust, is treated as a related person. From the viewpoint of avoiding conflicts of interest, he did not participate in the deliberation and resolution of the Share Exchange at the meeting of the board of directors of NJHD held on February 14, 2012, or participate in the discussions or negotiations with J Trust on the Share Exchange in his capacity as an officer of NJHD.

At the meeting of the board of directors, all four directors of NJHD (excluding Mr. Nobuyoshi Fujisawa, but including one outside director) and all four company auditors of J Trust (including four outside company auditors) were present and unanimously resolved to execute the Share Exchange Agreement. All four company auditors of NJHD (including four outside company auditors) stated their opinion that they had no objection to the resolution made by the board of directors regarding the execution of the Share Exchange Agreement.

(2)	Reference Matters Regarding Consideration for Share Exchange

a.	Articles of Incorporation of J Trust Co., Ltd. Scheduled to Become the Wholly Owning Parent Company

Articles of Incorporation of J Trust Co., Ltd.

Chapter I.        General Provisions

Article 1.	(Trade Name)

The trade name of the Company shall be J Trust Kabushiki Kaisha, which shall be expressed as J Trust Co., Ltd., in English.

Article 2.	(Purpose)

The purpose of the Company shall be to engage in the following business activities:

(1)	Money lending and the provision of credit guarantees;

(2)	Sales and purchases and brokerage of real property;

(3)	Credit checks on and management consulting of companies;

(4)	Operation of casualty insurance agencies, insurance agencies pursuant to the Automobile Liability Security Act and the solicitation of life insurance;

(5)	Planning, development, design, management, operation and sale of claim management systems;

(6)	Sales and purchases or acting as intermediary, broker or agent for sales and purchases of monetary claims, etc.;

(7)	Agency or intermediary services with respect to advertising;

(8)	Telephone answering services;

(9)	Control and management of companies by holding their shares or equity (including those of foreign companies) or the business activities of other entities equivalent thereto; and

(10)	Any business activities incidental to each of the foregoing items.

Article 3.	(Location of Head Office)

The head office of the Company shall be located in Minato-ku, Tokyo.

Article 4.	(Method for Public Notice)

Any public notice of the Company shall be made by way of electronic public notice. However, in the case where the Company is unable to give public notice by way of electronic public notice due to the occurrence of an unforeseeable event, public notice shall be made by publication in the Nihon Keizai Shimbun.

Chapter II.        Shares

Article 5.	(Total Number of Shares Authorized to Be Issued)

The total number of shares authorized to be issued by the Company shall be seventy million (70,000,000) shares.

Article 6.	(Acquisition of the Treasury Shares)

The Company may acquire the treasury shares by market transactions, etc. by a resolution of the Board of Directors.

Article 7.	(Share Units)

One hundred (100) shares shall constitute one unit (tangen) of the Company.

Article 8.	(Rights in Relation to Shares Less Than One Unit)

The shareholders of the Company may not exercise any rights other than the following in relation to their respective shares amounting to less than one unit:

(i)	the rights listed in each item of paragraph (2) of Article 189 of the Companies Act;

(ii)	the right to demand an acquisition of shares with a put option; or

(iii)	the right to receive an allotment of shares for subscription or share options for subscription.

Article 9.	(Administrator of the Shareholder Registry)

1.	The Company shall have an administrator of the shareholder registry.

2.	The administrator of the shareholder registry and the location of its handling office shall be designated by a resolution of the Board of Directors, and public notice thereof shall be given.

Article 10.	(Share Handling Rules)

In addition to what is provided in laws and regulations or the Articles of Incorporation, statements or recordings in the shareholder registry and the share option registry, purchases of shares less than one unit, and any other matters relating to the handling of shares and share options of the Company and handling fees, as well as procedures and the like for exercising shareholders’ rights, shall be governed by the share handling rules to be established by the Board of Directors.

Article 11.	(Record Date)

1.	The Company shall treat the shareholders whose voting rights are stated or recorded in the final shareholder registry as of March 31 of each year as the shareholders who may exercise their rights at the Annual Shareholders Meeting relating to that business year.

2.	Notwithstanding the preceding paragraph of this Article, whenever necessary, by a resolution of the Board of Directors, the Company may treat the shareholders or registered pledgees of shares stated or recorded in the final shareholder registry on a designated date by giving public notice in advance as the shareholders or registered pledgees of shares who may exercise those rights.

Chapter III.        Shareholders Meeting

Article 12.	(Convocation)

The Annual Shareholders Meeting of the Company shall be convened within three (3) months from the day following the last day of each business year, and an Extraordinary Shareholders Meeting may be convened whenever necessary.

Article 13.	(Person with Authority to Convene and the Chairperson)

The Director-President shall convene the Shareholders Meetings and shall act as the chairperson. If an unforeseeable event occurs which results in the Director-President’s inability to perform his/her duty, one of the other Directors shall so act in place of the chairperson in accordance with the order predetermined by the Board of Directors.

Article 14.	(Internet Disclosure and Deemed Provision of Reference Materials, etc. for the Shareholders Meeting)

Upon convening a Shareholders Meeting, the Company may be deemed to have provided the shareholders with the information relating to the matters that should be stated or indicated in the reference materials for the Shareholders Meeting, business reports, financial statements and consolidated financial statements by disclosing them through the internet in accordance with the Ordinance of the Ministry of Justice.

Article 15.	(Method of Resolution)

1.	A resolution of a Shareholders Meeting, unless otherwise provided for in laws and regulations or the Articles of Incorporation, shall be made by a majority of the voting rights of the shareholders present at such meeting who are entitled to exercise their voting rights.

2.	A resolution pursuant to Article 309, paragraph (2) of the Companies Act, unless otherwise provided for in the Articles of Incorporation, shall be made when at least one-third (1/3) of the shareholders who are entitled to exercise their voting rights are present at such meeting and by at least two-thirds (2/3) of the voting rights of the shareholders present at such meeting.

Article 16.	(Proxy Voting)

Shareholders may exercise their respective voting rights by appointing another shareholder holding voting rights with the Company as a proxy. However, the shareholder or the proxy shall submit a written document evidencing the authority of proxy to the Company at each Shareholders Meeting.

Chapter IV.        Directors and the Board of Directors

Article 17.	(Establishment of the Board of Directors)

The Company shall have a Board of Directors.

Article 18.	(Number)

The Company shall have no more than ten (10) Directors.

Article 19.	(Appointment)

1.	Directors shall be appointed by a resolution of a Shareholders Meeting.

2.	Resolutions for the appointment of Directors shall be made when at least one-third (1/3) of the shareholders who are entitled to exercise their voting rights are present and by a majority of the voting rights of the shareholders present at such meeting.

3.	Resolutions for the appointment of Directors shall not be made by cumulative voting.

Article 20.	(Term of Office)

The term of office of a Director shall expire at the close of the Annual Shareholders Meeting that relates to the last business year ending within one (1) year after their appointment.

Article 21.	(Board of Directors)

1.	The Director-President shall convene meetings of the Board of Directors and shall act as the chairperson in such meetings. If an unforeseeable event occurs which results in the Director-President’s inability to perform his/her duty, one of the other Directors shall so act in place of the chairperson in accordance with the order predetermined by the Board of Directors.

2.	A convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Company Auditor no later than three (3) days prior to the date fixed for the meeting. However, this three-day period may be shortened in the case of urgent necessity.

3.	If all the Directors agree to the matter subject to a resolution of the Board of Directors in writing or by means of electromagnetic records, it shall be deemed that a resolution to approve such matter at the Board of Directors has been made. However, this shall not apply in the case where any Company Auditor states an objection.

4.	Any matters pertaining to the management of the Board of Directors and other related matters shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors.

Article 22.	(Representative Directors and Directors with Special Titles)

1.	The Board of Directors shall appoint Representative Directors by resolution.

2.	The Board of Directors may appoint one (1) Director-Chairman, one (1) Director-President, and any number of Director-Vice-Presidents, Senior Managing Directors and Managing Directors by resolution.

Article 23.	(Execution of Business)

1.	The Director-President shall supervise the business of the Company and the Director-Vice-Presidents, Senior Managing Directors and Managing Directors shall assist the Director-President and divide the business among them.

2.	If an unforeseeable event occurs which results in the Director-President’s inability to perform his/her duties, one of the other Directors shall so act in place of the Director-President in accordance with the order predetermined by the Board of Directors.

Article 24.	(Remuneration, etc.)

The remuneration, etc. of the Directors shall be determined by a resolution of a Shareholders Meeting.

Article 25.	(Exemption from Liability for Directors)

1.	The Company may exempt, by a resolution of the Board of Directors, any Director (including former Directors) from his/her liability provided for in Article 423, paragraph (1) of the Companies Act, to the extent permitted by laws and regulations, pursuant to the provisions of paragraph (1) of Article 426 of said Act.

2.	The Company may execute an agreement with each Outside Director to limit his/her liabilities provided for in Article 423, paragraph (1) of the Companies Act to the amount provided for in each item of paragraph (1) of Article 425 of said Act, pursuant to the provisions of paragraph (1) of Article 427 of said Act.

Chapter V.        Company Auditors and the Board of Company Auditors

Article 26.	(Establishment of Company Auditors and the Board of Company Auditors)

The Company shall have Company Auditors and a Board of Company Auditors.

Article 27.	(Number)

The Company shall have no more than six (6) Company Auditors.

Article 28.	(Appointment)

1.	A Company Auditor shall be appointed by a resolution of a Shareholders Meeting.

2.	Resolutions for appointment of the Company Auditors shall be made when at least one-third (1/3) of the shareholders who are entitled to exercise their voting rights are present and by a majority of the voting rights of the shareholders present at such meeting.

Article 29.	(Term of Office)

1.	The term of office of a Company Auditor shall expire at the close of the Annual Shareholders Meeting that relates to the last business year ending within four (4) years after their appointment.

2.	The term of office of a Company Auditor appointed to fill a vacancy shall expire when the term of office such resigning Company Auditor was to expire.

Article 30.	(Board of Company Auditors)

1.	A convocation notice for a meeting of the Board of Company Auditors shall be dispatched to each Company Auditor no later than three (3) days prior to the date fixed for the meeting. However, this three-day period may be shortened in the case of urgent necessity.

2.	Any matters pertaining to the management of the Board of Company Auditors and other related matters shall be governed by the Regulations of the Board of Company Auditors prescribed by the Company Auditors.

Article 31.	(Full-time Company Auditors)

The Board of Company Auditors shall appoint a full-time Company Auditor by its resolution.

Article 32.	(Remuneration, etc.)

The remuneration, etc. of the Company Auditors shall be determined by a resolution of a Shareholders Meeting.

Article 33.	(Exemption from Liability for Company Auditors)

1.	The Company may exempt, by a resolution of the Board of Directors, any Company Auditor (including former Company Auditors) from his/her liability provided for in Article 423, paragraph (1) of the Companies Act, to the extent permitted by laws and regulations, pursuant to the provisions of paragraph (1) of Article 426 of said Act.

2.	The Company may execute an agreement with each Outside Company Auditor to limit his/her liabilities provided for in Article 423, paragraph (1) of the Companies Act to the amount provided for in each item of paragraph (1) of Article 425 of said Act, pursuant to the provisions of paragraph (1) of Article 427 of said Act.

Chapter VI.        Accounting Auditors

Article 34.	(Establishment of Accounting Auditors)

The Company shall have Accounting Auditors.

Article 35.	(Appointment)

An Accounting Auditor shall be appointed by a resolution of a Shareholders Meeting.

Article 36.	(Term of Office)

1.	The term of office of an Accounting Auditor shall expire at the close of the Annual Shareholders Meeting that relates to the last business year ending within one (1) year after their appointment.

2.	Unless otherwise resolved at the Annual Shareholders Meeting mentioned in the preceding paragraph, the Accounting Auditor shall be deemed to have been reappointed at such Annual Shareholders Meeting.

Article 37.	(Remuneration, etc.)

The remuneration, etc. of the Accounting Auditors shall be determined by the Representative Directors with the consent of the Board of Company Auditors.

Chapter VII.        Accounting

Article 38.	(Business Year)

The business year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

Article 39.	(Decision Making Body with respect to Dividends, etc. of Surplus)

The Company shall prescribe for the matters listed in each item of paragraph (1) of Article 459 of the Companies Act, unless otherwise provided for in laws and regulations, by a resolution of the Board of Directors without a resolution from a Shareholders Meeting.

Article 40.	(Record Date of Dividends of Surplus)

1.	The record date for a year-end dividend of the Company shall be March 31 of each year.

2.	The record date for an interim dividend of the Company shall be September 30 of each year.

3.	In addition to the preceding two paragraphs, the Company may pay dividends of surplus by establishing a record date.

Article 41.	(Period of Exclusion for Dividends)

The Company shall be released from the obligation to pay if any year-end dividends or any interim dividends has not been received after the elapse of three (3) full years from the date on which such dividends became due and payable.

b.	Measures for realizing the consideration for the Share Exchange

(i)	The market where the consideration for the Share Exchange is traded

J Trust shares, as the consideration for the Share Exchange, are traded on the second section of the Osaka Securities Exchange.

(ii)	A person who mediates, intermediates or represents with regard to trading of the consideration for the Share Exchange

Financial instruments business operators (Securities Companies) all over Japan mediate, intermediate or represent with regard to trading of the consideration for the Share Exchange.

(iii)	Restriction of transfer or disposal

Not Applicable.

c.	Market Price of the consideration for the Share Exchange

J Trust common stock’s closing price was 802 yen on the second section of the Osaka Securities Exchange on the business day before the day when the Share Exchange was announced on February 14, 2012.

In addition, you can check the latest market price of J Trust common stock on the second section of the Osaka Securities Exchange on the below Osaka Securities Exchange website, etc.

(Osaka Securities Exchange website)

http://www.ose.or.jp/

d.	Balance sheet of J Trust, which will be a wholly-owning parent company

Omitted. J Trust has filed securities reports with regard to the fiscal years which ended during the last five years.

(3)	Stock option provided for in the Share Exchange Agreement

For holders of stock options stated or recorded in the stock option registry of NJHD as of the Base Time, J Trust shall deliver by allotment, upon the Share Exchange, in exchange for one stock option of NJHD set forth in the left row of the following table and held by the Stock Option Holders Subject to Allotment, one stock option of J Trust set forth in the right row of the following table that corresponds to such stock options of NJHD

NJHD’s Stock Options	J Trust’s Stock Options
6th Series Stock Options, issued on March 11, 2009 (content thereof is as set forth in Exhibit 1-1)	J Trust Co., Ltd. N-6th Stock Options (content thereof is as set forth in Exhibit 2-1)

7th Series Stock Options, issued on April 30, 2009 (content thereof is as set forth in Exhibit 1-2)	J Trust Co., Ltd. N-7th Stock Options (content thereof is as set forth in Exhibit 2-2)

8th Series Stock Options, issued on December 16, 2009 (content thereof is as set forth in Exhibit 1-3)	J Trust Co., Ltd. N-8th Stock Options (content thereof is as set forth in Exhibit 2-3)

9th Series Stock Options, issued on December 15, 2010 (content thereof is as set forth in Exhibit 1-4)	J Trust Co., Ltd. N-9th Stock Options (content thereof is as set forth in Exhibit 2-4)

10th Series Stock Options, issued on December 14, 2011 (content thereof is as set forth in Exhibit 1-5)	J Trust Co., Ltd. N-10th Stock Options (content thereof is as set forth in Exhibit 2-5)

With regard to the following stock options, the paid-in amount at the time of exercise is substantially different from the market price at the Mothers section of the Tokyo Stock Exchange, and the possibility of the exercise of rights is considered to be extremely low. Therefore, NJHD will obtain without consideration and cancel those stock options.

NJHD did not issue any company bonds with stock options.

•	2nd Series Stock Options (issued on November 30, 2004)

•	5th Series Stock Options (issued on April 28, 2006)

(Note)	For the details of the stock options of NJHD as mentioned above, see [Situation of the Stock Options] (pp. 25-31) and [Details of the Stock Option System] (pp. 35-38) of the 18th Securities Report, “Notice of Calling of the 18th Annual Shareholders Meeting” (pp. 50-53), and “Notice on Finalization of the Details of Issuance of Stock Options” published on December 14, 2011, which are published on NJHD’s homepage at the following URL:

(NJHD’s homepage)

http://www. nextjapan-hd.co.jp/ir/library.html

(4)	J Trust’s financial statements, etc. regarding the most recent business year

Please see “Reference Documents for Shareholders Meeting and Proposal” enclosed in this notice.

(5)	Disposal, etc. of important assets after the end of the most recent business year in J Trust and NJHD

a.	J Trust which will be a wholly-owning parent company of NJHD

•	Purchase of the shares of KC Card and the loan to KC Card, and a large sum of borrowing from Mr. Nobuyoshi Fujisawa

J Trust purchased the shares of KC Card from Rakuten, Inc. (“Rakuten”) and become a wholly-owning parent company of KC Card, and purchased the loan to KC Card from Rakuten on August 1, 2011.

The consideration for the purchase of KC Card’s shares was 4.45 billion yen, and the consideration of the purchase of the loan to KC Card was 37 billion yen. J Trust borrowed 15 billion yen of the total amount, 41.45 billion yen from Mr. Nobuyoshi Fujisawa, who is the largest shareholder of J Trust and J Trust’s Representative Director, on July 28, 2011. J Trust has finished settlement of the above transaction with Rakuten in installments, where December 16, 2011 was the final payment day. Due to this purchase of KC Card’s shares, negative goodwill equal to about 29.4 billion yen was included in J Trust’s consolidated financial statements.

•	Exclusion of a sponsor agreement with Takefuji, and a large sum of borrowing from Mr. Nobuyoshi Fujisawa.

On December 28, 2011, J Trust executed a sponsor agreement with a reorganizing corporation, Takefuji, under corporate reorganization proceedings, in order to offer support for business reconstruction. J Trust succeeded the consumer finance business of Takefuji by company split (absorption-type split) between Takefuji and Lopro Corporation, which was J Trust’s consolidated subsidiary company, and Takefuji on March 1, 2012.

The total of the consideration for the company split was about 25.2 billion yen. J Trust borrowed 7 billion yen from Mr. Nobuyoshi Fujisawa, who is the largest shareholder of J Trust and J Trust’s Representative Director, on December 28, 2011. J Trust has finished settlement of the above transaction with Takefuji on March 1, 2012.

b.	NJHD which will be a wholly-owned subsidiary company of J Trust

•	Subject to a grace period for delisting

NJHD filed a security report on October 28, 2011 and its debts were in excess of its assets during the year ending July 2011 and fell under Article 603, paragraph (1), item (iii) of the Securities Listing Regulations (Liabilities in excess of assets), and is subject to a grace period for delisting.

End.

Share Holders’ Meeting Information

Address:	3rd Floor, Hall “Shouun I” of Asakusa View Hotel
3-17-1 Nishiasakusa, Taito-ku, Tokyo
Telephone: 81-3-3847-1111

Access:	Tsukuba Express/Asakusa Sta.	1 minute walk (Exit A2)
	Tokyo Metro Ginza Line/Tawara-machi Sta.	7 minutes walk(Exit 3)
	Toei Asakusa Line/Asakusa Sta.	13 minutes walk(Exit A4)
	Tobu Isesaki Line/Asakusa Sta.	10 minutes walk (Exit Matsuya)
	JR/Ueno Sta.	5 minutes by taxi

Reference Documents for Shareholders Meeting and Proposal

Financial Statements, etc. Regarding Most Recent Business Year of J Trust Co., Ltd.

Business Report

Consolidated Balance Sheet

Consolidated Statement of Income

Consolidated Statement of Changes in Net Assets

Notes to Consolidated Financial Statements

Non-Consolidated Balance Sheet

Non-Consolidated Statement of Income

Non-Consolidated Statement of Changes In Net Assets

Notes to Non-Consolidated Financial Statements

Accounting Audit Report concerning Consolidated Financial Statements

Accounting Audit Report concerning Financial Statements

Board of Auditors’ Report

Next Japan Holdings Company, Limited

(Attachment)

Business Report

(From: April 1, 2010

To: March 31, 2011)

1.	Items Regarding Current Status of Corporate Group

(1)	Business progress and results

In the current consolidated fiscal year, the Japanese economy moved into a phase of mild recovery, benefiting from the sustained recovery of exports and production due to increases in exports to Asia, mainly China, and a pick-up of consumption in the U.S.A. Individual consumption is improving somewhat stimulated by Japanese government policies such as eco-car subsidies and eco-point. In addition, employment conditions and individual income is steadily increasing? due to a favorable recovery in the company’s business results. As such, some of the indexes showed signs of economic recovery. However, the Japanese economy remains uncertain because there are still several causes for concern, such as depressed consumer confidence due to the termination of the government’s stimulus policy, which has resulted in a decline in individual consumption, the yen’s sudden appreciation and slumping share prices. The Great East Japan Earthquake, which occurred at the end of the fiscal year, had an immeasurable impact on the Japanese economy, and the economic forecast is still uncertain.

In the money-lending business industry, which the Company group belongs to, the amended Money Lending Business Act came into force in June 18, 2010 and introduced controls for the total borrowable amounts and lowered upper-limits on interest rates. Pursuant to this Act, standards for credit grants must be tightened, which has a significant effect on individual consumption as well as the entire economy. Furthermore, as shown by the example of Takefuji Corporation (a leading consumer-finance company, which filed a petition to commence proceedings under the Corporation Reorganization Act), money lenders are scaling down or discontinuing this business due to claims for refunds of excess interest payments remaining high and the deterioration of the financing environment. Under these circumstances, the number of registered money-lenders continues to decrease. In the real estate industry, although the maximum amount of housing-related income tax reduction has been gradually reduced, housing starts (correct translation?) (own house and detached house for sale) are showing signs of recovery; this is supported by low interest rates and the assistance measures taken by the Government to acquire housing. Nevertheless, a full-scale recovery has yet to be seen in the housing demand. New starts still remain low and difficult conditions still persist.

Under this difficult management environment, during the current consolidated fiscal year, the Company group has restructured its operations by concentrating management resources aimed at improving the efficiency of group management. Since the last consolidated fiscal year, we have expanded the credit guarantee business; as our middle and long-term management strategy, we increased the asset size through acquisition of loan receivables and promoted discounts of commercial bills and secured loans.

With respect to restructuring, in order to achieve efficient management of the Company group, J Trust Financial Service K.K. (“JTFS”; currently known as, Lopro Corporation “Lopro”) succeeded the Company’s consumer and corporate loan business and the credit guarantee business . in an absorption-type merger. Through this transaction, the Company is changing its organization to specialize in the management-holding business for the entire group.

An absorption-type merger was conducted between Lopro (which became the Company’s consolidated subsidiary through acquisition of all issued and outstanding shares in September 2010) and JTFS, which was also the Company’s consolidated subsidiary. Lopro was the surviving company under the merger. Lopro, as a pioneer of business finance, has know-how accumulated over a long period of time. JTFS, as the core of the Company group’s financial business, is engaging mainly in financial business for consumers and credit-guarantee business. We decided to conduct the merger for the following reasons: if both companies’ management resources were effectively utilized, the management foundations would be strengthened and management efficiency would increase through cost reductions by combining the administrative and back-office functions. The corporate value would further increase by structuring a system satisfying a variety of borrower’s needs.

For the credit guarantee business, we have business alliances with: (i) The Saikyo Bank, Ltd., in the area of guarantees for secured and unsecured loans to consumers; and (ii) The Tokyo Star Bank, Limited, in the area of guarantees for secured loans to consumers and businesses. Through these alliances, we increased the balance of liability guarantees. The Company group has focused on expanding the credit guarantee business as one of the middle and long-term management strategies, and will make efforts to increase the number of partner financial institutions for our credit-guarantee business alliances. Lopro has worked to increase the credit-guarantee business and, for the future, Nihon Hoshou Co., Ltd., which was incorporated in February 2011, plays a key role in the credit guarantee business.

For the factoring business, the collection of loan receivables performed well and significantly contributed to the operational profits for the current consolidated fiscal year. JTFS and PARTIR Servicer Co., Ltd. purchased unsecured and secured-loan receivables for consumers from the bankrupt Fourmate Co., Ltd. Thus, the Company group expanded its asset size.

We are steadily increasing the balance of commercial bills and secured loans by effectively utilizing Lopro’s customer base.

Consequently, revenues from operations were 16,908 million yen (up 2.2% from last year) because the loan balance was decreased by focusing on collecting unsecured loans; as a result, interest income decreased but was set off by increases in the real estate business sales and collections of purchased receivables. Furthermore, we strengthened the collection of unsecured loans and reviewed the collectibility of receivables. As a result, we achieved a significant reduction in bad debt expenses. The operating income was 4,324 million yen (up 3.8% from last year) and the ordinary income was 4,323 million yen (up 0.5% from last year). The net income was 3,233 million yen (down 21.3% from last year) due to increases in corporate tax, residency tax and enterprise tax.

The business results by business segment are described below.

(i)	Finance Business

(Loans to Businesses)

Lopro mainly handles business loans. We have promoted discounts of commercial bills and secured loans as part of our middle and long term management strategy in the financial business and in particular, increased the balance of commercial bills. The loan balance increased by including Lopro’s loan balance.

Consequently, the loan balance for the current consolidated fiscal year is as follows: commercial bills were 1,900 million yen (up 26.9% from last year); operating loans were 2,221 million yen (up 24.6% from last year); and long-term operating receivables were 30 million yen (down 48.4% from last year). The total loan balance, including long-term operating receivables, was 4,152 million yen (up 24.3% from last year).

(Loans to Consumers)

Lopro and Saikyo Card Co., Ltd. mainly handle consumer loans.

Due to favorable collections, the loan balance for the current consolidated fiscal year is as follows: operating loans were 9,504 million yen (down 41.5% from last year); long-term operating receivables were 2,224 million yen (down 16.8%from last year); and the total loan balance, including the long-term operating receivables were 11,728 million yen (down 38.0% from last year).

(Consumer Credit Business)

Lopro and Saikyo Card Co., Ltd. handle the consumer-credit business through installment sales.

Due to favorable collections, the balance of installment advances for the current consolidated fiscal year was 1,443 million yen (down 62.3% from last year) and long-term operating receivables were 31 million yen (down 29.2% from last year). The total of installment advances, including long-term operating receivables, was 1,475 million yen (down 61.9% from last year).

(Credit Guarantee Business)

Lopro mainly handles the credit-guarantee business. We have expanded the credit-guarantee business as part of our middle and long-term management strategy, and increased the balance of liability guarantees—mainly guarantees of loans granted by The Saikyo Bank, Ltd. and The Tokyo Star Bank, Limited. Nihon Hoshou Co., Ltd. will play a key role in place of Lopro and increase the handling of credit guarantees.

Consequently, the balance of guarantees of liabilities for the current consolidated fiscal year was as follows: guarantees for secured loans were 5,104 million yen (up 82.8% from last year); and guarantees for unsecured loans were 4,594 million yen (down 3.1% from last year).

(Factoring Business)

The Company, Lopro, PARTIR Servicer Co., Ltd., Godo Kaisha PARTIR, and Godo Kaisha PARTIR ONE mainly handle the factoring business. The collections of purchased receivables performed well and significantly contributed to revenues from operations for the current consolidated business year.

Although we will aggressively purchase new receivables as part of our middle and long-term strategy, the balance of purchased receivables was 4,008 million yen (down 25.9% from last year) because of our conservative selection for the current consolidated fiscal year.

Consequently, for the finance business for the current consolidated business year, revenues from operations were 13,326 million yen (down 8.9% from last year) and the operating income was 4,017 million yen (up 3.3% from last year).

(ii)	Real Estate Business

Keynote Co., Ltd. takes the lead in the real estate business. House build sales in the Kanto area performed steadily.

Consequently, for the real estate business for the current consolidated business year, revenues from operations were 3,171 million yen (up 103.1% from last year) and the operating income was 407 million yen (up 19.8% from last year).

(iii)	Other Business

For the other business segment, J Trust System Co., Ltd. mainly engages in the development of systems for the Company Group, and management and administration of computers.

Consequently, for the other businesses for the current consolidated business year, revenues from operations were 865 million yen (up 51.7% from last year) and the operating income was 40 million yen (down 37.1% from last year).

(2)	Capital expenditures

During the current consolidated fiscal year, we have not made any noteworthy capital expenditures.

(3)	Fund raising

The balance of funds raised in the current consolidated fiscal year was as follows: discounted bills of 1,291 million yen and borrowing of 14,795 million yen. The total balance was 16,087 million yen.

(4)	Trends in assets and profit/loss in the current fiscal year and the most recent three fiscal years

(Unit: thousand yen)

Item	32nd fiscal year (April 1, 2007 to March 31, 2008)	33rd fiscal year (April 1, 2008 to March 31, 2009)	34th fiscal year (April 1, 2009 to March 31, 2010)	35th fiscal year (April 1, 2010 to March 31, 2011)
Revenues from operations	3,201,633	4,946,784	16,541,192	16,908,967
Ordinary income	31,095	296,249	4,303,054	4,323,872
Net income	100,647	306,755	4,108,034	3,233,448
Net income per share (yen)	3.65	11.14	139.12	108.60
Total assets	12,189,138	39,811,155	37,999,566	37,862,546
Net assets	6,562,072	6,846,338	11,005,987	13,961,944
Net assets per share (yen)	238.26	248.28	370.06	464.78

(Note)

1.	From the 33rd fiscal year, PARTIR Servicer Co., Ltd., Godo Kaisha PARTIR, and K.K. Station Finance (currently, Lopro Corporation) became consolidated subsidiaries.

However, K.K. Station Finance (currently, Lopro Corporation) was consolidated on the balance sheet for the 33rd fiscal year only.

2.	From the 34th fiscal year, J Trust System Co., Ltd. became a consolidated subsidiary. The Company acquired 30% of the issued shares of Saikyo Card Co., Ltd. on May 20, 2009 and additionally acquired 50% on March 10, 2010; therefore, Saikyo Card Co., Ltd. became a consolidated subsidiary. However, Saikyo Card Co., Ltd. was consolidated on the balance sheet for only the 34th fiscal year , but their profit and loss from July 1, 2009 to the end of the current consolidated fiscal year were included within the applicable scope of the equity method.

3.	From the 35th year, Lopro Corporation, Godo Kaisha PARTIR ONE and Nihon Hoshou Co., Ltd. became consolidated subsidiaries.

On December 1, 2010, an absorption-type merger was conducted between Lopro Corporation and J Trust Financial Service K.K. Lopro was the surviving company under the merger.

(5)	Issues to be resolved

In the current consolidated fiscal year, the Japanese economy showed signs of recovery. For example, there were improvements in certain indexes such as production and exports. However, the Japanese economy remains uncertain. In the money lending business, a difficult management environment continues. The following are considered to be reasons: the amended Money Lending Business Act came into force; claims for refunds of excess interest payments still remain high; and money lenders are scaling down or discontinuing their business.

In response to adverse changes in the management environment, the Company group not only engages in traditional loans to businesses but also has adopted a marketing strategy reflecting changes in the market environment, including, without limitation, consumer loans, credit guarantees, factoring business and venturing to overseas markets.

In future, we should respond to the continually changing environment and build a new business model corresponding to the times, such as aggressively launching businesses which can be expected to produce synergies with the Company group’s core businesses. Furthermore, we should ensure new sources of revenue.

In the current consolidated fiscal year, the Company acquired all shares of Lopro Corporation in September 2010. In December 2010, an absorption-type merger was conducted between Lopro Corporation and J Trust Financial Service K.K, under which Lopro was the surviving company. In February 2011, Nihon Hoshou Co., Ltd. was incorporated. Additionally, two companies became the Company’s consolidated subsidiaries. Including those two, as of the end of the current consolidated fiscal year, the Company group consisted of 10 companies with 538 employees. In April 2011, the Company acquired all shares of Neoline Credit Co., Ltd. and launched into the overseas market. As a part of establishing a system based on the “Basic Policy for Structuring the Internal Control System,” it is necessary for the whole Company group, not limited to the Company, to further improve and strengthen the internal audit system, enhance risk management and the compliance system. Because we have a subsidiary which is a foreign business company, we must comply with laws and regulations, social norms, and a sense of ethics or other social rules. We believe that strengthening internal control through coordinating the whole group is our major task.

(6)	Important subsidiaries (as of March 31, 2011)

(Unit: thousand yen)

Company Name	Stated Capital and Contributions	The Company’s Ownership Ratio	Principal Business
Keynote Co., Ltd.	30,000	100%	Real estate business

Godo Kaisha PARTIR	200	100%	Acquisition and management of monetary receivables, and disposition thereof

Godo Kaisha PARTIR ONE	500	100%	Acquisition and management of monetary receivables, and disposition thereof

PARTIR Servicer Co., Ltd.	500,000	100%	Purchase of receivables and factoring

Lopro Corporation	300,000	100%	Finance, credit guarantees, and consumer credit

J Trust System Co., Ltd.	80,000	100%	Contract for operation and management of computers, and system development

Saikyo Card Co., Ltd.	60,000	80%	Finance and credit guarantee

Ippan Shadan Hojin ASA Holdings Eight	3,000	100%	Acquisition of loan receivables secured by real estate and holding and disposition thereof

Nihon Hoshou Co., Ltd.	300,000	100%	Credit guarantee

(Note)

1.	On August 19, 2010, Godo Kaisha PARTIR ONE was incorporated as a company acquiring monetary receivables.

2.	On September 3, 2010, all of 6,000 shares of Lopro Corporation were acquired by the Company pursuant to the corporate reorganization plan and became a subsidiary of the Company.

3.	On December 1, 2010, an absorption-type merger was conducted between Lopro and JTFS, where Lopro was the surviving company.

4.	February 2, 2011, Nihon Hoshou Co., Ltd. was incorporated as a credit guarantee company.

(7)	Principal business (as of March 31, 2011)

(i)	Investment business

(ii)	Management-consulting business

(iii)	Administering management of the Group

(iv)	Finance business

(v)	Credit-guarantee business

(vi)	Real estate business

(vii)	Computers and system development operations

(viii)	Purchase of receivables and servicing business

(ix)	Consumer-credit business

(8)	Principal business locations (as of March 31, 2011)

(The Company)

Head Office	4-4-12, Kitahama, Chuo-ku, Osaka-shi, Osaka

Tokyo Branch	1-8-2, Marunouchi, Chiyoda-ku, Tokyo

(Note)

1.	On May 1, 2010, the Osaka Branch was closed. On the same date, the name of the Consumer Center changed to the Guarantee Business Division. On October 1, 2010, JTFS (currently Lopro) succeeded the credit- guarantee business in an absorption-type merger.

2.	On January 31, 2011, the headquarters operations were moved to 1-7-12, Toranomon, Minato-ku, Tokyo.

(Subsidiaries)

Keynote Co., Ltd.	1-6-2, Higashiyama, Meguro-ku, Tokyo

Godo Kaisha PARTIR	4-4-12, Kitahama, Chuo-ku, Osaka-shi

Godo Kaisha PARTIR One	4-4-12, Kitahama, Chuo-ku, Osaka-shi

PARTIR Servicer Co., Ltd.	1-7-12, Toranomon, Minato-ku, Tokyo

Lopro Corporation	4-4-12, Kitahama, Chuo-ku, Osaka-shi

J Trust System Co., Ltd.	1-7-12, Toranomon, Minato-ku, Tokyo

Saikyo Card Co., Ltd.	4, Ginnangai, Shunan-shi, Yamaguchi

Ippan Shadan Hojin ASA Holdings Eight	3-22-10-201, Toranomon, Minato-ku, Tokyo

Nihon Hoshou Co., Ltd.	1-7-12, Toranomon, Minato-ku, Tokyo

(Note)

1.	On December 1, 2010, an absorption-type merger was conducted between Lopro and JTFS, where Lopro was the surviving company.

2.	On January 15, 2011, PARTIR Servicer Co., Ltd. moved its head office to the address specified above.

3.	On January 31, 2011, J Trust System Co., Ltd. moved its head office to the address specified above.

(9)	Status of employees (as of March 31, 2011)

Segment	Number of Employees
Finance business	427
Real estate business	20
Other business	54
Whole company (common)	37
Total	538

(Note)

1.	The number of employees means the employed personnel (excluding employees seconded from the Company group to outside the group, but including employees seconded to the Company group from outside the group).

2.	The number of employees increased by 144 due to an increase in the number of consolidated subsidiaries.

3.	The number of employees specified in the “whole company (common)” means those belonging to the administrative section.

(10)	Status of major lenders (as of March 31, 2011)

Lender	Balance of Borrowing
Incubator Bank of Japan, Limited	11,026,348 thousand yen
The Saikyo Bank, Ltd.	2,017,608 thousand yen
Osaka co-sei Shinkin Bank	855,959 thousand yen

(11)	Other important matters regarding the current state of the corporate group

(i)	On May 1, 2010, the Company’s business of granting loans to consumers and businesses was succeeded to by JTFS (currently Lopro), in an absorption-type merger.

The Company group’s business strategy is to shift to management systems focusing on the guarantee business by taking advantage of its credit worthiness as a listed company. The Company specializes in the holding company business concerning the management of the entire Company group. Following this, the division between the loan business and headquarters was abolished, and 3 headquarters and 15 division systems were changed to a 9-division system. Our system was restructured to ensure effective operations.

(ii)	On June 29, 2010, the Company abolished the executive officer system.

(iii)	On August 19, 2010, Godo Kaisha PARTIR ONE was incorporated as a company acquiring monetary receivables.

(iv)	On September 3, 2010, all of 6,000 shares of Lopro were acquired by the Company pursuant to the corporate reorganization plan and became a subsidiary of the Company.

(v)	On October 1, 2010, JTFS (currently Lopro), a wholly-owned subsidiary of the Company succeeded the credit guarantee business in an absorption-type merger. This made the Company’s system an 8-division system.

(vi)	On December 1, 2010, an absorption-type merger was conducted between Lopro and JTFS, a wholly-owned subsidiary of the Company, where Lopro was the surviving company.

(vii)	On January 31, 2011, the headquarters operations of the Company were moved to 1-7-12, Toranomon, Minato-ku, Tokyo.

(viii)	On February 2, 2011, Nihon Hoshou Co., Ltd. was incorporated as a credit guarantee company.

2.	Items Regarding the Company’s Shares (as of March 31, 2011)

(1)	Number of shares authorized to be issued:	70,000,000 shares

(2)	Number of shares issued:	30,009,780 shares

(3)	Number of shareholders:	2,578

(4)	Major shareholders (Top 10):

Name of shareholders	Number of shares held	Percentage of shares held
Nobuyoshi Fujisawa	14,710,000 shares	49.2%
The Saikyo Bank, Ltd.	1,400,000 shares	4.7%
Incubator Bank of Japan, Limited	1,320,000 shares	4.4%
Unlimited liability partners of L’espoir Investment Limited Partnership, L’espoir Limited Liability Company	1,249,600 shares	4.2%
Osaka Securities Finance Company, Ltd.	601,000 shares	2.0%
Masao Watabe	274,100 shares	0.9%
SBI Securities Co., Ltd.	244,100 shares	0.8%
Nihon Robby-Industrial Corporation	210,300 shares	0.7%
Takeshi Yoshida	200,000 shares	0.7%
Kantou Shinpan Co., Ltd.	200,000 shares	0.7%

(Note)	Percentage of shares held is calculated using the total number of shares, excluding treasury stock (114,716 shares).

(5)	Other important items regarding shares

Not applicable.

3.	Items Regarding the Company’s Stock Options, etc.

(1)	Status of the stock options, etc. at the end of the current fiscal year

	K.K. Ikko 1st Series Stock Options issued on July 25, 2008	J Trust Co., Ltd. 1st Series Stock Options issued on November 27, 2009	J Trust Co., Ltd. 2nd Series Stock Options issued on November 29, 2010
Number of stock options	101	377	5,080

Type and number of shares underlying the stock options	Common stock: 101,000 shares (1,000 shares per stock option)	Common stock: 377,000 shares (1,000 shares per stock option)	Common stock: 508,000 shares (100 shares per stock option)

Issue price of the stock options	Not necessary to pay money in exchange for the stock options.	Not necessary to pay money in exchange for the stock options.	Not necessary to pay money in exchange for the stock options.

Exercise price of the stock options	133,000 yen per stock option	231,000 yen per stock option	29,800 yen per stock option

Exercisable period of the stock options	From August 1, 2010 to July 31, 2015	From December 1, 2011 to July 31, 2016	From December 1, 2012 to July 31, 2017

Main conditions for exercise of the stock options	(Note)	(Note)	(Note)

(Note)

1.	Resolution of the board of directors of the Company is required to acquire the stock options by transfer.

2.	Where a stock option holder waivers his/her stock options, the stock option holder may not exercise those stock options.

(2)	Status of holdings by the Company’s officers at the end of the current fiscal year

	Name	Number	Number of holders
Directors	K.K. Ikko 1st Series Stock Options	57	3
	J Trust 1st Series Stock Options	63	7
	J Trust 2nd Series Stock Options	660	7
Outside directors	J Trust 2nd Series Stock Options	60	1

(3)	Status of grants of the stock options, etc. during the current fiscal year

The stock options, etc. granted during the current fiscal year are J Trust Co., Ltd. 2nd Series Stock Options as stated in (1).

The following chart indicates, among J Trust Co., Ltd. 2nd Series Stock Options, those granted to the employees of the Company and the officers and employees of the Company’s subsidiaries.

	Number	Number of recipients
Employees of the Company (excluding those who concurrently serve as officers of the Company)	1,875	232
Officers and employees of the Company’s subsidiaries (excluding those who concurrently serve as officers or employees of the Company)	2,560	278

4.	Items Regarding the Company’s Officers

(1)	Directors and corporate auditors at the end of the current fiscal year

Name	Position and area of responsibility	Important current positions
Nobuiku Chiba	Representative Director and President	Chairman of the Board of Directors of Lopro Corporation; Director of J Trust System Co., Ltd.

Takao Okamoto	Chairman of the Board of Directors	Representative Director and President of Lopro Corporation; Director of Keynote Co., Ltd.; Director of PARTIR Servicer Co., Ltd.

Nobuyoshi Fujisawa	Supreme Advisor of the Board of Directors	Chairman of the Board of Directors of Next Japan Holdings Company, Limited; Representative Director and President of NLHD Kabushiki Kaisha; Representative Director and President of Neoline Holdings Co., Ltd.; Director of Adores, Inc.; Director of NIS Group Co., Ltd.

Yasushi Hashimoto	Director in charge of inspection	Representative Director and President of Keynote Co., Ltd.; Director of Lopro Corporation

Yukihiro Mochida	Director and General Manager of the Finance Department in charge of financing	Representative Director and President of Nihon Hoshou Co., Ltd.

Yoshinobu Takayanagi	Director and General Manager of the Personnel Department, concurrently in charge of the Administration Department

Yutaka Takeuchi	Director and General Manager of the Legal Department, concurrently in charge of management planning in the Management Strategy Department	Representative Director and President of PARTIR Servicer Co., Ltd.; Director of Nihon Hoshou Co., Ltd.

Kazunori Kuroda	Director and General Manager of the Management Strategy Department, concurrently in charge of the Accounting Department

Noriyuki Nishi	Outside Director	Director of Nihon Hoshou Co., Ltd.

Tadao Ozaki	Standing Corporate Auditor	Corporate Auditor of Lopro Corporation

Masao Onishi	Standing Corporate Auditor	Corporate Auditor of Lopro Corporation; Corporate Auditor of Saikyo Card Co., Ltd.; Corporate Auditor of Nihon Hoshou Co., Ltd.

Kinya Naito	Corporate Auditor	Attorney-at-law, Mizuho Partners Law Office

Takashi Tsubouchi	Corporate Auditor	Head of Tsubouchi Accounting Office; Representative Member of Tsubouchi Certified Tax Accountant Corporation; Senior Managing Director of Senri Kinran Educational Foundation

Masaaki Uchino	Corporate Auditor	Head of Masaaki Uchino Accounting Office

(Note)

1.	Corporate auditors Kinya Naito, Takashi Tsubouchi, and Masaaki Uchino are outside auditors. The Company has appointed Mr. Kinya Naito, a corporate auditor, as an independent officer under the rules of Osaka Securities Exchange and notified the exchange of such effect.

2.	Mr. Tadao Ozaki, a corporate auditor, is qualified as a tax accountant and has substantial knowledge of tax affairs and accounting.

3.	Mr. Takashi Tsubouchi, a corporate auditor, is qualified as a certified public accountant and has substantial knowledge of financial affairs and accounting.

4.	Mr. Masaaki Uchino, a corporate auditor, is qualified as a tax accountant and has substantial knowledge of tax affairs and accounting.

(2)	Change in the position and area of responsibility, etc. of directors during the current fiscal year

Name	New position	Former position	Date of change

Takao Okamoto	Chairman of the Board of Directors	Representative Director, President, and Executive Officer	June 29, 2010

Nobuiku Chiba	Representative Director and President	Director, Vice President, and Executive Officer in charge of J Trust Financial Service Co., Ltd.	June 29, 2010

Nobuyoshi Fujisawa	Director	Chairman and Representative Director	June 29, 2010
	Supreme Advisor of the Board of Directors	Director	October 14, 2010

Yasushi Hashimoto	Director in charge of inspection	Executive Officer in charge of Keynote Co., Ltd.	June 29, 2010

Yukihiro Mochida	Director and General Manager of the Finance Department in charge of financing	Senior Managing Director, Executive Officer, and General Manager of the Finance Department	June 29, 2010

Yoshinobu Takayanagi	Director and General Manager of the Personnel Department, concurrently in charge of the Administration Department	Managing Director, Executive Officer, and General Manager of the Legal Department	June 29, 2010

Yutaka Takeuchi	Director and General Manager of the Legal Department, concurrently in charge of management planning in the Management Strategy Department	Executive Officer in charge of PARTIR Servicer Co., Ltd.	June 29, 2010

(3)	Change in the position and area of responsibility, etc. of directors on and after April 1, 2011

Not applicable.

(4)	Aggregate amount of compensation, etc. of directors and corporate auditors

Classification	Number of persons	Aggregate amount of compensation, etc.
Directors	9	124,243 thousand yen
(Outsider directors)	(1)	(3,600 thousand yen)
Corporate auditors	6	32,415 thousand ten
(Outside corporate auditors)	(4)	(14,640 thousand yen)
Total	15	156,659 thousand yen

(Note)

1.	The aggregate amounts of compensation, etc. of directors shown above do not include amounts paid as employee salaries to directors who serve concurrently as employees.

2.	The amount booked as costs pertaining to the stock options granted during the current fiscal year, 8,219 thousand yen, is included.

3.	Six corporate auditors above include one corporate auditor who retired upon the conclusion of the annual shareholders’ meeting, held on June 29, 2010.

(5)	Items regarding outside officers

(i)	Important concurrent positions as an executing person of other corporation, etc.

Classification	Name	Name of corporation, etc.	Title
Corporate auditor	Kinya Naito	Mizuho Partners Law Office	Attorney-at-law

Corporate auditor	Takashi Tsubouchi	Tsubouchi Accounting Office; Tsubouchi Certified Tax Accountant Corporation; Senri Kinran Educational Foundation	Head; Representative Member; Senior Managing Director

Corporate auditor	Masaaki Uchino	Masaaki Uchino Accounting Office	Head

(Note)	The Company has no special relationship with Mizuho Partners Law Office, Tsubouchi Accounting Office, Tsubouchi Certified Tax Accountant Corporation, Senri Kinran Educational Foundation, or Masaaki Uchino Accounting Office.

(ii)	Main activities during the current fiscal year

Classification	Name	Main activities
Director	Noriyuki Nishi	The Company’s board of directors met 24 times, and Mr. Nishi attended 24 of those meetings (his attendance rate is 100%). The Company’s board of corporate auditors met four times, and he attended four of those meetings (his attendance rate is 100%). He gave useful advise and proposals based on his considerable experience as an officer of a financial institution.

Corporate auditor	Kinya Naito	The Company’s board of directors met 24 times, and Mr. Naito attended 18 of those meetings (his attendance rate is 75%). The Company’s board of corporate auditors met 14 times, and he attended 13 of those meetings (his attendance rate is 92.9%). He gave useful advice and proposals from a professional perspective as an attorney-at-law.

Corporate auditor	Takashi Tsubouchi	The Company’s board of directors met 24 times, and Mr. Tsubouchi attended 14 of those meetings (his attendance rate is 58.3%). The Company’s board of corporate auditors met 14 times, and he attended 12 of those meetings (his attendance rate is 85.7%). He gave useful advice and proposals from a professional perspective as a certified public accountant.

Corporate auditor	Masaaki Uchino	The Company’s board of directors met 24 times, and Mr. Uchino attended 23 of those meetings (his attendance rate is 95.8%). The Company’s board of corporate auditors met 14 times, and he attended 14 of those meetings (his attendance rate is 100%). He gave useful advice and proposals from a professional perspective as a tax accountant.

(Note)	With regard to Mr. Noriyuki Nishi, his activities as a corporate auditor before assuming the position of director on June 29, 2010 are included.

(iii)	Summary of the liability limitation agreement

On June 29, 2010, the Company concluded agreements with all outside officers based on Article 427, Paragraph 1 of the Companies Act, limiting their liability for compensation for damages under Article 423, Paragraph 1 of the Companies Act. These agreements limit the amount of their liability to compensate damages to the minimum legally stipulated amounts.

5.	Items Regarding the Accounting Auditor

(1)	Name of the accounting auditor

PKF Osaka Audit Corporation

(2)	Amount of compensation, etc. of the accounting auditor

Classification		Amount of compensation, etc.
(i)	Amount of compensation, etc. for services as an accounting auditor for the current fiscal year	42,500 thousand yen
(ii)	Total amount of monies and other financial benefits to be paid by the Company and its subsidiaries	64,500 thousand yen

(Note)	Under the audit contract concluded between the Company and the accounting auditor, the amounts of compensation, etc. for audits based on the “Companies Act” and the amounts of compensation, etc. for audits based on the “Financial Instruments and Exchange Act” are not clearly separated, and those amounts cannot practically be separated; therefore, the aggregate of those amounts is shown as the amount of compensation, etc. for the current fiscal year.

(3)	Policy for determining the dismissal or non-reappointment of the accounting auditor

If the accounting auditor has difficulty in executing its duties, or in other cases where the board of corporate auditors finds it necessary, the board of corporate auditors will request the board of directors to propose dismissal or non-reappointment of the accounting auditor as an agenda item of the shareholders’ meeting.

In the event that the reasons stipulated in the items of Paragraph 1 of Article 340 of the Companies Act are deemed to become applicable to the accounting auditor, the board of corporate auditors will dismiss the accounting auditor based on an agreement by all corporate auditors. In such case, a corporate auditor selected by the board of corporate auditors will report the dismissal of the accounting auditor and the reasons at the first convened shareholders’ meeting after such dismissal.

6.	Systems and Policies of the Company

Systems for Ensuring Appropriate Operations

(i)	Systems to ensure that the execution of duties by directors and employees complies with laws, regulations, and the Articles of Incorporation

The Company shall enhance and reinforce the efficiency of business operations, the accuracy of information, and the compliance system based on the “Corporate Philosophy” and the “Philosophy of Conduct” as its basic rules of management, and thereby ensure the soundness of the corporate assets. In order to carry out those policies, in addition to compliance with laws, regulations, and the Article of Corporations, the Company will further enhance compliance with the Code of Conduct and the Corporate Ethics based on the “Compliance Rules” separately established. The Company will seek a balance between fair and appropriate corporate activities and the society by encouraging positive involvement of directors and employees to comply with and understand the social rules, ethics, laws and regulations, etc.

The Company will further reinforce the compliance system through the Compliance and Risk Management Committee, which has been established to monitor, review, and improve those systems.

(ii)	Systems for the storage and control of information related to the execution of duties by directors

Directors shall appropriately store and control the statutory minutes and the minutes of the voluntary management meetings, as well as documents, etc. related to the execution of important duties together with materials attached thereto, in accordance with the Company’s internal rules. Directors and corporate auditors may inspect the above-mentioned materials at anytime.

(iii)	Rules and other systems for the company’s risk management

The Company shall be engaged in risk management as follows:

(a)	Based on the “Risk Management Rules,” the Company shall establish basic policies and systems regarding the management of risk which underlie business operations, and enhance risk awareness on a continuing basis.

(b)	Based on the above-mentioned rules, the Company shall establish the “Risk Management Manual,” specifying potential risks, and identify the relevant risk from among those potential risks and evaluate identified risk based on such manual, and thereby achieve a prompt response thereto and practical handling of risks.

(c)	If unforeseen circumstances occur despite the above-mentioned efforts, the Company shall establish headquarters whose general manager will be the Chief Risk Officer or the Vice Chief Risk Officer in order to immediately start investigations and take countermeasures.

(d)	The Company shall further reinforce systems through the Internal Control and Risk Management Department, which has been established mainly to accurately expect and organize future risks assumed to occur internally and externally, and take prior measures.

(iv)	Systems for ensuring the efficiency of the execution of duties by directors

(a)	The board of directors shall adopt resolutions regarding management progress, material management matters, and individual issues at ordinary meetings of the board of directors held once a month and at extraordinary meetings of the board of directors held from time to time. The board of directors shall also hold management meetings twice a month to discuss certain issues before submitting them to a resolution of the board of directors, and thereby deliberate from a cross-sectional perspective.

(b)	The determined duties shall be executed by each of the persons in charge to whom the responsible officers give instructions based on the “Rules on Organization,” the “Rules on Division of Duties,” the “Rules on Scope of Authority,” etc. If the content of a duty cuts across departments, the responsible officers shall make an adjustment between themselves and ensure that there is a system for the duty to be effectively executed.

(v)	Systems for ensuring the appropriateness of the operations performed by the corporate group comprised of the Company and its subsidiaries

(a)	The Company’s officers or employees shall assume the positions of director or corporate auditor of the corporate group, and thereby ensure the system to monitor the appropriateness of the operations. The Company shall ensure the system under which the Internal Audit Department and the board of corporate auditors of the Company are able to directly audit its subsidiaries and the audit reports shall be directly made to the President of the Company.

(b)	With regard to managing the accounting of the Company’s subsidiaries, the Finance Department and the Accounting Department of the Company shall have the divided duties thereof, and manage and supervise preparation of the consolidated accounting.

(c)	Among the Company’s subsidiaries, all stock companies shall be companies with a board of directors.

(vi)	Matters related to support staff for corporate auditors, and matters related to the independence from directors of the support staff

(a)	The Company shall provide support staff for corporate auditors upon the request of the corporate auditors. In such case, with regard to appointing, changing, and evaluating the support staff, and other matters subject to authority over personnel matters, the Company shall respect the board of corporate auditors’ opinions and make efforts to ensure the independence of the support staff.

(b)	The support staff for corporate auditors shall not concurrently assume a position related to the execution of business.

(vii)	Systems for reporting by directors or employees to corporate auditors and other systems for ensuring that corporate auditors can audit effectively

(a)	Directors and employees shall report the progress of the execution of their duties at the corporate auditors’ request.

(b)	When a director or employee discovers any situation that might cause significant damage to the Company or any material violation on the part of officers or employees, the director or employee shall promptly report it to corporate auditors directly or via the internal report desk or to the external consulting desk.

(c)	Corporate auditors may directly ask for explanations from directors and employees as necessary at anytime.

(d)	Corporate auditors may attend the meetings of the board of directors and the management meetings as well as the committee meeting, etc. from time to time to understand the process of the decision-making and the progress of the execution of duties. Corporate auditors shall make efforts to confirm the management policy and otherwise communicate with the President through regular exchanges of opinions with the President.

(e)	The Company shall ensure the system to promptly report any violation of laws or regulations and any other compliance issue to corporate auditors by appropriately operating and managing the internal report desk and the external consulting desk.

(viii)	Basic policy to eliminate anti-social forces and status of establishment a system therefor

(a)	The Company and its subsidiaries shall block any and all relationships with anti-social forces, and respond to unlawful requests from anti-social forces in a resolute manner.

(b)	The department to respond to unlawful requests from anti-social forces shall be the Administration Department, and the Company shall respond to such requests by closely liaising with each department head internally and the police and other specialized institutions externally.

7.	Policy Regarding the Determination of Dividends, etc. of Surplus

The Company considers the appropriate return of profits to the shareholders as the highest priority for management, and provides in its Articles of Incorporation that the determination of dividends, etc. of surplus shall be made by a resolution of the board of directors pursuant to the provisions of Article 459, Paragraph 1 of the Companies Act, in order to achieve an expeditious capital policy and dividend policy.

With regard to the year-end dividend for the current fiscal year, six yen per share shall be paid and the payment will commence on June 30, 2011. Adding to the mid-term dividend already paid, the annual dividend shall be ten yen per share.

(Note)	The amounts stated in this business report indicate the figures after fractions less than the indicated unit are rounded down.

CONSOLIDATED BALANCE SHEET

(as of March 31, 2011)

(Unit: thousand yen)

Assets

Item	Amount
Current assets	34,293,325
Cash and bank deposits	14,846,078
Commercial bills	1,900,086
Trade accounts receivable	11,725,831
Installment advances	1,443,454
Purchased receivables	4,008,882
Rights to reimbursement	518,308
Merchandise and finished goods	412,182
Work in process	153,259
Deferred tax assets	139,242
Other	982,660
Allowance for doubtful accounts	(1,836,658)
Non-current assets	3,569,220
Tangible fixed assets	1,166,225
Buildings and structures	623,961
Land	481,586
Other	60,677
Intangible fixed assets	455,775
Software	103,226
Telephone subscription right	8,399
Goodwill	344,149
Investments and other assets	1,947,219
Investments in securities	547,637
Contributions to capital	65,230
Long-term trade receivables	2,286,790
Deferred tax assets	1,597
Other	428,483
Allowance for doubtful accounts	(1,382,519)

Total Assets	37,862,546

Liabilities

Current liabilities	10,264,673
Discount bills	1,291,838
Short-term loans	2,465,516
Current portion of long-term loans	1,515,545
Income taxes payable	1,062,163
Allowance for loss on interest repayment	3,359,521
Other	507,088
Non-current liabilities	13,635,928
Long-term loans	10,814,803
Allowance for loss on interest repayment	2,382,998
Allowance for loss on guarantees	203,372
Other	234,753

Total Liabilities	23,900,601

Net Assets
Shareholders’ equity	13,889,466
Stated capital	4,496,096
Capital surplus	2,230,894
Retained earnings	7,235,454
Treasury stock, at cost	(72,978)
Amount of other accumulated comprehensive income	5,190
Other securities valuation difference	5,190
Stock options	52,441
Minority interest	14,846

Total Net Assets	13,961,944

Total Liabilities and Net Assets	37,862,546

CONSOLIDATED STATEMENT OF INCOME

(April 1, 2010 to March 31, 2011)

(Unit: thousand yen)

Item	Amount
Revenues from operations
Discount received	141,409
Interest on loans	2,960,711
Collection of purchased receivables	2,669,992
Installment payment paying for commission	616,679
Fees and commission received	391,370
Net sales in the real estate business	3,167,160
Deposit interest	2,970
Other finance revenues	5,823,330
Other revenues from operations	1,135,341	16,908,967

Operating expenses
Discount expenses	30,139
Interest on borrowing	539,920
Guarantee fee	22,518
Cost of purchased receivables	1,661,438
Cost of sales-real estate	2,486,056
Other operating expenses	392,457	5,132,531

Gross profit on sales		11,776,436
Selling, general and administrative expenses		7,451,892

Operating income		4,324,544
Non-operating income
Interest income	2,260
Dividends income	2,130
Rent income	24,801
Sundry income	15,170	44,364

Non-operating expenses
Interest expenses	13,665
Depreciation expenses	13,309
Loss on cancel of guarantee deposits	11,050
Sundry loss	7,010	45,035

Ordinary income		4,323,872
Special gains
Gain on prior periods adjustment	38,609
Gain on sales of noncurrent assets	15,121
Gain on sales of investment securities	20,216
Reversal of allowance for doubtful accounts	266,318
Reversal of allowance for loss on guarantees	34,990
Amortization of negative goodwill	6,926
Other	3,250	385,432

Special losses
Loss on prior periods adjustment	8,620
Loss on sales of noncurrent assets	3,736
Loss on abandonment of noncurrent assets	25,059
Loss on valuation of noncurrent assets	840
Impairment loss	49,361
Loss on valuation of investment securities	49
Other	6,874	94,541

Net income before income taxes		4,614,763
Income, inhabitant and enterprise taxes	1,277,451
Income taxes for prior periods	79,449
Income taxes adjustment	15,968	1,372,869

Net income before minority interests		3,241,894
Minority interests		8,445

Net income		3,233,448

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

(April 1, 2010 to March 31, 2011)

(Unit: thousand yen)

	Shareholders’ equity
	Stated capital	Capital surplus	Retained earnings	Treasury stock, at cost	Total shareholders’ equity
Balance at March 31, 2010	4,470,653	2,205,451	4,358,551	(72,969)	10,961,686
Increase (decrease) for the consolidated fiscal year
Issuance of new shares	25,443	25,443			50,886
Dividend of surplus			(356,545)		(356,545)
Net income			3,233,448		3,233,448
Purchase of treasury stock				(9)	(9)
Increase (decrease) of items for the consolidated fiscal year except those included in shareholders’ equity (net amount)
Net increase (decrease) for the consolidated fiscal year	25,443	25,443	2,876,903	(9)	2,927,779

Balance at March 31, 2011	4,496,096	2,230,894	7,235,454	(72,978)	13,889,466

	Amount of other accumulated comprehensive income		Stock options	Minority interest	Total net assets
	Other securities valuation difference	Total amount of other accumulated comprehensive income
Balance at March 31, 2010	6,295	6,295	31,604	6,400	11,005,987
Increase (decrease) for the consolidated fiscal year
Issuance of new shares					50,886
Dividend of surplus					(356,545)
Net income					3,233,448
Purchase of treasury stock					(9)
Increase (decrease) of items for the consolidated fiscal year except those included in shareholders’ equity (net amount)	(1,105)	(1,105)	20,837	8,445	28,177
Net increase (decrease) for the consolidated fiscal year	(1,105)	(1,105)	20,837	8,445	2,955,957

Balance at March 31, 2011	5,190	5,190	52,441	14,846	13,961,944

Notes to Consolidated Financial Statements

1.	Significant Matters That Serve as the Basis for the Preparation of Consolidated Financial Statements

(1)	Scope of Consolidation

Number of consolidated subsidiaries:             9

Names of major consolidated subsidiaries:

Lopro Corporation

Keynote Co., Ltd.

PARTIR Servicer Co., Ltd.

Godo Kaisha PARTIR

Godo Kaisha PARTIR ONE

J Trust System Co., Ltd.

Nihon Hoshou Co., Ltd.

Ippan Shadan Hojin ASA Holdings Eight

Saikyo Card Co., Ltd.

Godo Kaisha PARTIR ONE and Nihon Hoshou Co., Ltd. were established during the current consolidated fiscal year, and Lopro Corporation acquired all the issued shares thereof. Therefore, those companies are included in the scope of consolidation.

Since Lopro Corporation deems September 30, 2010 to be the acquisition day, the statement of income from October 1, 2010 to February 28, 2011 is consolidated.

Lopro Corporation, which became a subsidiary of the Company during the current consolidated fiscal year, absorbed J Trust Financial Service Co., Ltd. which was a consolidated subsidiary of the Company.

(2)	Application of the Equity Method

Not applicable.

(3)	Accounting Period of Consolidated Subsidiaries

Among the consolidated subsidiaries, the closing date of Lopro Corporation is the last day of February.

The financial statements of the subsidiary as of the closing date are used in preparing the consolidated financial statements of the Company. However, all material transactions during the period from March 1 to March 31, the consolidated closing date, are adjusted in the consolidation process.

The fiscal year-ends of other consolidated subsidiaries are consistent with the consolidated closing date.

(4)	Summary of Significant Accounting Policies

(i)	Valuation standards and methods for major assets

1.	Securities

Other marketable securities

Fair value is available	Securities whose fair value is available are stated at the quoted market price prevailing at the consolidated closing date (the relevant valuation differences are reported as a separate component of net assets at a net-of-tax amount, and cost of sales is determined using the moving-average method).

Fair value is not available	Securities whose fair value is not available are stated at cost, determined using the moving-average method.

2.	Inventories

Merchandise and finished goods (Real estate for sale)	Merchandise and finished goods are stated at cost, determined using the specific-cost method (calculated by way of inventory write-down based on decreased profitability).

Work in process

(ii)	Depreciation method of significant depreciable assets

1.	Tangible fixed assets	Tangible fixed assets are depreciated using the declining balance method.

2.	Intangible fixed assets	Intangible fixed assets are depreciated using the straight-line method. Software for internal use is amortized based on the straight-line method over an estimated useful life of 5 years.

3.	Long-term prepaid expenses	Long-term prepaid expenses are depreciated using the straight-line method.

(iii)	Recording standards for significant allowance

1.	Allowance for doubtful accounts	In order to reserve for losses on doubtful accounts, the estimated uncollectable amount is recorded considering a rate of the past bad debts experience for general receivables, and the individual collectability for specific receivables such as receivables with default possibility.

2.	Allowance for loss on interest repayment	In order to reserve for interest repayment claims from the debtors who paid interest exceeding the upper limit under the Restriction on Interest Act, the estimated loss at the end of the current consolidated fiscal year is recorded.

3.	Allowance for loss on guarantees	In order to reserve for loss arising from the performance of guarantee liabilities pertaining to the guarantee acceptance business in cooperation with financial institutions, the estimated loss at the end of the current consolidated fiscal year is recorded.

(iv)	Recording standards of significant revenues and expenses

Recording standards of revenues and costs pertaining to the collection of purchased receivables

The Company and its subsidiaries engaged in the financial business record the balance between the amount of receivables and the cost of acquisition as revenues from operations (other finance revenues). The receivables, whose future cash flows can be estimated, are recorded as revenues from operations using the amortized cost method, and the receivables, whose future cash flows can not be estimated, are recorded as revenues from operations depending on the collected amount.

The Company’s subsidiaries engaged in the debt-collection business record the collected amount as revenues from operations (collection of purchased receivables). The costs for the receivables, whose future cash flows can be estimated, are recorded as operating expenses (cost of purchased receivables) using the amortized cost method, and with regard to the costs for the receivables whose future cash flows can not be estimated, the full amount of the collected amount is recorded as operating expenses (cost of purchased receivables) until the collected amount reaches the acquisition price of the relevant purchased receivable.

(v)	Amortization method and period of goodwill

Goodwill is amortized on a straight-line basis over a period in which the investment effect is visible.

Saikyo Card Co., Ltd.: 5 years

(iv)	Other significant matters for the preparation of consolidated financial statements

Accounting treatment of consumption tax, etc.

Consumption tax, etc. is excluded from the accounting treatment. However, consumption tax, etc. not subject to the deduction pertaining to fixed assets is recorded as “other” in the section for investment and other assets, and is amortized on a straight-line basis over a five year period.

(5)	Change in significant matters that serve as the basis for the preparation of consolidated financial statements

(i)	Application of the accounting standards regarding asset retirement obligations

From the current consolidated fiscal year, the “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No.18, March 31, 2008) and the “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No.21, March 31, 2008) are applicable.

The effect of the application of those standards to profits and losses is minor.

(ii)	Application of the accounting standards regarding business combination

From the current consolidated fiscal year, the “Accounting Standard for Business Combinations” (ASBJ Statement No.21, December 26, 2008), the “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No.22, December 26, 2008), the “Partial Amendments to “Accounting Standard for Research and Development Costs”” (ASBJ Statement No.23, December 26, 2008), the “Accounting Standard for Business Divestitures” (ASBJ Statement No.7, revised on December 26, 2008), the “Accounting Standard for Equity Method of Accounting for Investments” (ASBJ Statement No.16, revised on December 26, 2008)), and the “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No.10, revised on December 26, 2008) are applicable.

(iii)	Changes in indication

(Consolidated balance sheet)

Although the category of “arrears” was separately indicated in the current liabilities section until the previous consolidated fiscal year (304,509 thousand yen for the current consolidated fiscal year), it is not important enough to include this category in the consolidated financial statements. Therefore, this category is contained in the category “other” in the current liabilities section.

(Consolidated statement of income)

From the current consolidated fiscal year, the “Ministerial Ordinance to Amend the Ordinance of the Companies Act, the Ordinance on Accounting of Companies, etc.” (Ordinance of the Ministry of Justice No.7 of 2009, March 27, 2009) is applicable based on the “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No.22, December 26, 2008). The accounting title “net income before minority interests” is indicated.

2.	Notes to Consolidated Balance Sheet

(1)	The amounts are indicated after rounding down any fractional portion less than one thousand yen.

(2)	Assets pledged as collateral

Assets pledged as collateral

Bank deposits	397,658 thousand yen
Commercial bills	274,184 thousand yen
Trade accounts receivable	6,941,572 thousand yen
Installment advances	86,581 thousand yen
Purchased receivables	1,766,891 thousand yen
Merchandise and finished goods	356,965 thousand yen
Work in process	93,518 thousand yen
Buildings and structures	206,408 thousand yen
Land	272,528 thousand yen
Investments in securities	500,000 thousand yen

Total	10,896,310 thousand yen

Liabilities for which above assets are pledged as collateral

Short-term loans	2,369,516 thousand yen
Current portion of long-term loans	1,515,545 thousand yen
Long-term loans	10,814,803 thousand yen

Total	14,699,865 thousand yen

In addition to the above-mentioned liabilities, the assets pledged as collateral are also pledged as collateral for guarantee liabilities pertaining to the credit guarantee business.

(3)	Accumulated depreciation of tangible fixed assets: 577,118 thousand yen

(4)	Guarantee liabilities

Insured	Insurance amount	Content of guarantee liabilities
12,971 business operators and consumers	9,495,765 thousand yen	Loans from financial institutions

(Note)	The total amount of guarantee liabilities is 9,699,137 thousand yen, and 203,372 thousand yen is recorded as the allowance for loss on guarantees.

3.	Notes to Consolidated Statement of Income

(1)	The amounts are indicated after rounding down any fractional portion less than one thousand yen.

(2)	Impairment loss

During the current consolidated fiscal year, the Company group records the impairment loss with regard to the following asset group:

Place	Intended purpose	Type
Chuo-ku, Osaka-shi, and other one place	Idle assets	Building
Kamigori-cho, Akou-gun, Hyogo	Idle assets	Building
Kita-ku, Kobe-shi	Idle assets	Building
Chuo-ku, Osaka-shi	Idle assets	Utensils and equipment
Kamigori-cho, Akou-gun, Hyogo	Idle assets	Land
Kita-ku, Kobe-shi	Idle assets	Land
Seika-cho, Souraku-gun, Kyoto, and two other places	Idle assets	Land

The Company group classifies the asset group into categories of assets for business, assets for lease, and idle assets. With regard to buildings, and utensils and equipment planned for retirement, the book value is zero. With regard to buildings and land planned to be sold, the estimated sales amount is stated. With regard to others, the book value is reduced by the collectable value, and 49,361 thousand yen of the reduced amount is recorded as special losses. The breakdown is 36,457 thousand yen for buildings, 167 thousand yen for utensils and equipment, and 12,736 thousand yen for land.

The collectable value is valued using the net realizable value based on the real estate appraisal standards, the street land value, the officially published land price, and the taxable value for fixed property tax.

4.	Notes to Consolidated Statement of Changes in Net Assets

(1)	Type and total number of issued shares at the end of the current consolidated fiscal year

Common stock:        30,009,780 shares

(2)	Items regarding dividends

(i)	Dividend payment

Resolution	Type	Total amount of dividends (thousand yen)	Dividend per share (yen)	Record date	Effective date
May 20, 2010; Board of Directors’ meeting	Common stock	237,104	8	March 31, 2010	June 30, 2010
November 11, 2010; Board of Directors’ meeting	Common stock	119,440	4	September 30, 2010	December 3, 2010

(ii)	Dividends whose record date is within the current consolidated fiscal year but to be effective during the following consolidated fiscal year

A resolution will be made as follows:

Resolution	Type	Total amount of dividends (thousand yen)	Payment resource	Dividend per share (yen)	Record date	Effective date
May 12, 2011; Board of Directors’ meeting	Common stock	179,370	Retained earnings	6	March 31, 2011	June 30, 2011

(iii)	Type and number of shares underlying the stock options (excluding those for which the first day of the exercise period has not come) at the end of the current consolidated fiscal year

Common stock:        101,000 shares

5.	Notes Regarding Financial Instruments

(1)	Items regarding the status of financial instruments

The Company group is engaged in the comprehensive financial service business, including the loan business, the factoring business, and the credit-guarantee business. In order to conduct those businesses, the Company group raises funds through bank loans, etc. taking into account the market conditions and the balance between advantages and disadvantages.

The financial assets held by the Company group are mainly commercial bills, trade accounts receivables, and installment advances owed by domestic small and medium sized enterprises, single proprietors, and individuals. The Company group reduces risks pursuant to various rules regarding credit risk. In relation to the factoring business, the Company group mainly holds purchased receivables that the Company group purchased at a discount from domestic enterprises and financial institutions. The Company group determines the appropriate purchase prices by obtaining materials to calculate market values of receivables from third-party valuation institutions and by referring to those materials when determining the purchase prices, whereby the Company group reduces risks. In relation to the credit guarantee business, the Company group mainly incurs the guarantee liabilities pertaining to loan receivables held by domestic financial institutions, and holds rights to reimbursement due to the performance of the guarantee liabilities. At the time of qualification for accepting guarantee liabilities, the Company group reduces risks pursuant to various rules regarding credit risk. The Company group holds investments in securities, which are shares, for the purpose of promoting the business. The Company group quarterly checks market values of listed shares.

The financial liabilities will be used as operating funds, and are raised from domestic financial institutions, etc.

The Company group conducts derivatives transactions in a careful manner, and will not handle speculative transactions.

(2)	Items regarding market values, etc. of financial instruments

The amounts recorded in the consolidated balance sheet on March 31, 2011, the market values, and the differences between these amounts are as follows. Also, the following table does not include unlisted shares whose market values are very difficult to determine. Further, minor items, whose amounts recorded in the consolidated balance sheet are not substantial, have been omitted.

(Unit: thousand yen)

		Amount recorded in the consolidated balance sheet	Market value	Difference
(1)	Cash and deposits	14,846,078	14,846,078	—
(2)	Commercial bills	1,900,086
	Allowance for doubtful accounts (*)	(31,786)

		1,868,300	1,867,078	(1,221)

(3)	Trade accounts receivable	11,725,831
	Allowance for doubtful accounts (*)	(1,439,671)

		10,286,160	10,286,160	—

(4)	Installment advances	1,443,454
	Allowance for doubtful accounts (*)	(25,759)

		1,417,695	1,417,695	—

(5)	Purchased receivables	4,008,882
	Allowance for doubtful accounts (*)	(28,505)

		3,980,376	3,980,376	—

(6)	Rights to reimbursement	518,308
	Allowance for doubtful accounts (*)	(293,466)

		224,841	224,841	—

(7)	Long-term trade receivables	2,286,790
	Allowance for doubtful accounts (*)	(1,339,117)

		947,673	947,673	—

	Total assets	33,571,125	33,569,903	(1,221)

(1)	Discount bills	1,291,838	1,291,838	—
(2)	Short-term loans	2,465,516	2,465,516	—
(3)	Current portion of long-term loans	1,515,545	1,515,545	—
(4)	Income taxes payable	1,062,163	1,062,163	—
(5)	Long-term loans	10,814,803	11,078,727	263,923

	Total liabilities	17,149,867	17,413,791	263,923

(Unit: thousand yen)

	Insurance amount	Market value	Difference
Guarantee liabilities
(1) Guarantee liabilities	9,699,137
Allowance for loss on guarantees	(203,372)

	9,495,765	9,495,765	—

Total guarantee liabilities	9,495,765	9,495,765	—

(*)	General allowance for doubtful accounts and individual allowance for doubtful accounts for commercial bills, trade accounts receivables, installment advances, purchased receivables, rights to reimbursement, and long-term trade receivables are deducted.

(Note)	Items regarding the calculation of market values of financial instruments and guarantee liabilities

Assets

(1)	Cash and deposits

The settlement period of cash and deposits is one-year or less, and the market value is similar to the book value. Therefore, the book value is used as the market value.

(2)	Commercial bills

The settlement period of commercial bills is mainly one year or less, and the market value of commercial bills is calculated by deducting, from the amount stated in the balance sheet as of the consolidated closing date, the current estimated doubtful accounts expense. The market value of commercial bills whose settlement period exceeds one year is calculated by discounting the estimated future cash flow for each issue in accordance with the credit spread for such issue.

(3)	Trade accounts receivables and (4) installment advances

With regard to trade accounts receivables and installment advances, the estimated doubtful accounts expense is calculated based on the current value of the estimated future cash flow, or the estimated collectable amount from collaterals and guarantees, etc. Therefore, the market value is calculated by deducting, from the amount stated in the balance sheet as of the consolidated closing date, the current estimated doubtful accounts expense.

(5)	Purchased receivables

Purchased receivables are purchased mainly within one year from the consolidated closing date and purchased for the appropriate values determined by obtaining materials to calculate market values of receivables from third-party valuation institutions and by referring to those materials when determining the purchase prices. Therefore, the market value is based on the book value. For a part of purchased receivables, the estimated doubtful accounts expense is calculated based on the current value of the estimated future cash flow, or the estimated collectable amount from collaterals and guarantees, etc. Therefore, the market value is calculated by deducting, from the amount stated in the balance sheet as of the consolidated closing date, the current estimated doubtful accounts expense.

(6)	Rights to reimbursement

With regard to rights to reimbursement, the estimated doubtful accounts expense is calculated based on the current value of the estimated future cash flow, or the estimated collectable amount from collaterals and guarantees, etc. Therefore, the market value is calculated by deducting, from the amount stated in the balance sheet as of the consolidated closing date, the current estimated doubtful accounts expense.

(7)	Long-term trade receivables

With regard to long-tem trade receivables, the estimated doubtful accounts expense is calculated based on the current value of the estimated future cash flow, or the estimated collectable amount from collaterals and guarantees, etc. Therefore, the market value is calculated by deducting, from the amount stated in the balance sheet as of the consolidated closing date, the current estimated doubtful accounts expense.

Liabilities

(1)	Discount bills

The settlement period of discount bills is one-year or less, and the market value is similar to the book value. Therefore, the book value is used as the market value.

(2)	Short-term loans and (3) Current portion of long-term loans

The settlement period of short-term loans and current portion of long-term loans is one-year or less, and the market value is similar to the book value. Therefore, the book value is used as the market value.

(4)	Income taxes payable

The settlement period of income taxes payable is one-year or less, and the market value is similar to the book value. Therefore, the book value is used as the market value.

(5)	Long-term loans

Long-term loans with floating interest rates reflect the market rates during a short period, and the credit status of the Company and its consolidated subsidiaries has not substantially fluctuated after borrowing. The market value is considered to be similar to the book value, and therefore, the book value is used. The market value of long-term loans with fixed interest rates is the current value calculated by discounting the future cash flow by the rate-based appropriate indexes, such as the yield on government bonds.

Guarantee liabilities

(1)	Guarantee liabilities

With regard to guarantee liabilities, the estimated loss is calculated for each classification based on the type, internal rating, and period, etc. of guarantee liabilities. Therefore, the market value is calculated by deducting, from the amount of guarantee liabilities as of the consolidated closing date, the current estimated loss.

6.	Notes Regarding per Share Information

(1) Net assets per share:	464.78 yen
(2) Net income per share:	108.60 yen

NON-CONSOLIDATED BALANCE SHEET

(as of March 31, 2011)

(Unit: thousand yen)

Assets
Item	Amount
Current assets	18,522,671
Cash and bank deposits	11,784,538
Purchased receivables	3,068,868
Prepaid expenses	17,424
Deferred tax assets	81,832
Accounts receivable	17,457
Short-term loan receivables from subsidiaries and affiliates	3,522,183
Other	30,366
Non-current assets	2,557,615
Tangible fixed assets	128,849
Buildings	24,858
Vehicles and transportation equipment	39
Utensils and equipment	21,060
Land	82,891
Intangible fixed assets	8,173
Software	3,803
Telephone subscription right	4,370
Investments and other assets	2,420,592
Investments in securities	515,008
Shares in subsidiaries and affiliates	1,706,852
Contributions to capital	51,030
Long-term prepaid expenses	5,540
Leasehold deposits	136,560
Memberships	8,601
Allowance for doubtful accounts	(3,000)

Total Assets	21,080,286

Liabilities
Current liabilities	2,322,566
Short-term loans	596,000
Current portion of long-term loans	486,370
Accounts payable	34,774
Income taxes payable	984,854
Accrued expenses	8,074
Deposits	76,960
Deferred revenues	127,214
Other	8,318
Non-current liabilities	7,668,289
Long-term loans	6,605,055
Long-term deferred revenues	1,036,579
Other	26,654

Total Liabilities	9,990,855

Net Assets
Shareholders’ equity	11,034,491
Stated capital	4,496,096
Capital surplus	2,230,894
Capital reserves	2,230,894
Retained earnings	4,380,479
Other retained earnings	4,380,479
Retained earnings brought forward	4,380,479
Treasury stock, at cost	(72,978)
Accumulated gains (losses) from valuation and translation adjustments	2,499
Other securities valuation difference	2,499
Stock options	52,441

Total Net Assets	11,089,431

Total Liabilities and Net Assets	21,080,286

NON-CONSOLIDATED STATEMENT OF INCOME

(April 1, 2010 to March 31, 2011)

(Unit: thousand yen)

Item	Amount
Revenues from operations
Discount received	11,700
Interest on loans	29,474
Fees and commission received	12,649
Deposit interest	2,314
Other finance revenues	3,523,774
Other revenues from operations	286,554	3,866,466

Operating expenses
Discount expenses	2,348
Interest on borrowing	311,631
Guarantee fee	4,890
Other operating expenses	41,166	360,037

Gross profit on sales		3,506,429
Selling, general and administrative expenses		1,357,671

Operating income		2,148,758
Non-operating income
Interest income	253,688
Dividends income	1,858
Sundry income	11,421	266,967

Non-operating expenses
Depreciation expenses	1,318
Loss on cancel of guarantee deposits	96	1,415

Ordinary income		2,414,311
Special gains
Gain on sales of noncurrent assets	7,115
Gain on sales of investment securities	20,216
Gain on reversal of stock options	3,250	30,582

Special losses
Loss on prior periods adjustment	8,620
Loss on sales of noncurrent assets	3,058
Loss on abandonment of noncurrent assets	242
Impairment loss	37,520
Loss on valuation of investment securities	21	49,462

Net income before income taxes		2,395,430
Income, inhabitant and enterprise taxes	1,165,966
Income taxes for prior periods	79,449
Income taxes adjustment	(20,837)	1,224,579

Net income		1,170,851

NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

(April 1, 2010 to March 31, 2011)

(Unit: thousand yen)

	Shareholders’ equity
	Stated capital	Capital surplus		Retained earnings		Treasury stock, at cost	Total shareholders’ equity
		Capital reserves	Total capital surplus	Other retained earnings	Total retained earnings
				Retained earnings brought forward
Balance at March 31, 2010	4,470,653	2,205,451	2,205,451	3,801,805	3,801,805	(72,969)	10,404,940
Increase (decrease) for the fiscal year
Issuance of new shares	25,443	25,443	25,443				50,886
Dividend of surplus				(356,545)	(356,545)		(356,545)
Decrease due to company split				(235,631)	(235,631)		(235,631)
Net income				1,170,851	1,170,851		1,170,851
Purchase of treasury stock						(9)	(9)
Increase (decrease) of items for the fiscal year except those included in shareholders’ equity (net amount)

Net increase (decrease) for the fiscal year	25,443	25,443	25,443	578,674	578,674	(9)	629,550

Balance at March 31, 2011	4,496,096	2,230,894	2,230,894	4,380,479	4,380,479	(72,978)	11,034,491

	Accumulated gains (losses) from valuation and translation adjustments		Stock options	Total net assets
	Other securities valuation difference	Total accumulated gains (losses) from valuation and translation adjustments
Balance at March 31, 2010	6,295	6,295	31,604	10,442,840
Increase (decrease) for the fiscal year
Issuance of new shares				50,886
Dividend of surplus				(356,545)
Decrease due to company split				(235,631)
Net income				1,170,851
Purchase of treasury stock				(9)
Increase (decrease) of items for the fiscal year except those included in shareholders’ equity (net amount)	(3,796)	(3,796)	20,837	17,040

Net increase (decrease) for the fiscal year	(3,796)	(3,796)	20,837	646,590

Balance at March 31, 2011	2,499	2,499	52,441	11,089,431

Notes to Non-Consolidated Financial Statements

1.	Items Regarding Significant Accounting Policies

(1)	Valuation standards and methods for assets

Securities

-	Shares in subsidiaries	Shares in subsidiaries are stated at cost, determined using the moving-average method.

-	Other marketable securities

	Fair value is available	Securities whose fair value is available are stated at the quoted market price prevailing at the closing date (the relevant valuation differences are reported as a separate component of net assets at a net-of-tax amount, and cost of sales is determined using the moving-average method).

	Fair value is not available	Securities whose fair value is not available are stated at cost, determined using the moving-average method.

(2)	Depreciation method of non-current assets

(i)	Tangible fixed assets	Tangible fixed assets are depreciated using the declining balance method.

(ii)	Intangible fixed assets	Intangible fixed assets are depreciated using the straight-line method. Software for internal use is amortized based on the straight-line method over an estimated useful life of five years.

(iii)	Long-term prepaid expenses	Long-term prepaid expenses are depreciated using the straight-line method.

(3)	Recording standards for allowance

Allowance for doubtful accounts	In order to reserve for losses on doubtful accounts, the estimated uncollectable amount is recorded considering a rate of the past bad debts experience for general receivables, and the individual collectability for specific receivables such as receivables with default possibility.

(4)	Recording standards of revenues and expenses

Recording standards of revenues pertaining to the collection of purchased receivables

The Company records the balance between the amount of receivables and the cost of acquisition as revenues from operations (other finance revenues).

The receivables, whose future cash flows can be estimated, are recorded as revenues from operations using the amortized cost method, and the receivables, whose future cash flows can not be estimated, are recorded as revenues from operations depending on the collected amount.

(5)	Significant matters that serve as the basis for the preparation of financial statements

Accounting treatment of consumption tax, etc.

Consumption tax, etc. is excluded from the accounting treatment. However, consumption tax, etc. not subject to the deduction pertaining to fixed assets is recorded as long-term prepaid expenses, and is amortized on a straight-line basis over a five year period.

(6)	Change in accounting policies

Application of the accounting standards regarding asset retirement obligations

From the current fiscal year, the “Accounting Standard for Asset Retirement Obligations” (ASBJ Statement No.18, March 31, 2008) and the “Guidance on Accounting Standard for Asset Retirement Obligations” (ASBJ Guidance No.21, March 31, 2008) are applicable.

The effect of the application of those standards to profits and losses is minor.

2.	Notes to Non-Consolidated Balance Sheet

(1)	The amounts are indicated after rounding down any fractional portion less than one thousand yen.

(2)	Assets pledged as collateral

Assets pledged as collateral

Bank deposits	319,022 thousand yen
Land	67,548 thousand yen
Investments in securities	500,000 thousand yen

Total	886,570 thousand yen

Liabilities for which above assets are pledged as collateral

Short-term loans	500,000 thousand yen
Current portion of long-term loans	486,370 thousand yen
Long-term loans	6,605,055 thousand yen

Total	7,591,426 thousand yen

In addition to the above-mentioned liabilities, the assets pledged as collateral are also pledged as collateral for guarantee liabilities and loans of subsidiaries.

(3)	Accumulated depreciation of tangible fixed assets: 114,827 thousand yen

(4)	Guarantee liabilities

(i)	Guarantee liabilities related to business operations

Insured	Insurance amount	Content of guarantee liabilities
11,529 business operators and consumers	10,298,801 thousand yen	Loans from financial institutions

(Note)	The Company incurs joint and several liabilities for its subsidiaries’ guarantee liabilities.

(ii)	Guarantee liabilities related to subsidiaries and affiliates

Insured	Insurance amount	Content of guarantee liabilities
Lopro Corporation	6,007,151 thousand yen	Loans from financial institutions
PARTIR Servicer Co., Ltd.	600,000 thousand yen	Loans from financial institutions
Keynote Co., Ltd.	32,000 thousand yen	Loans from financial institutions

(Note)	PARTIR Servicer Co., Ltd. pledged a memorandum to the effect that if the performance of that company deteriorates beyond a certain level, the Company will guarantee that company’s loans from financial institutions upon a request from the financial institutions.

(5)	Monetary claims and monetary obligations in regard to subsidiaries and affiliates (excluding items listed elsewhere)

Short-term receivables:	36,269 thousand yen
Long-term receivables:	11,377 thousand yen
Short-term payables:	94,803 thousand yen

3.	Notes to Non-Consolidated Statement of Income

(1)	The amounts are indicated after rounding down any fractional portion less than one thousand yen.

(2)	Volume of transactions with subsidiaries and affiliates

Operating transactions
Revenues from operations:	324,397 thousand yen
Operating expenses, etc.:	282,663 thousand yen
Non-operating transactions:	262,836 thousand yen

(3)	Impairment loss

During the current fiscal year, the Company records the impairment loss with regard to the following asset group:

Place	Intended purpose	Type
Chuo-ku, Osaka-shi	Idle assets	Building
Kamigori-cho, Akou-gun, Hyogo	Idle assets	Building
Kita-ku, Kobe-shi	Idle assets	Building
Chuo-ku, Osaka-shi	Idle assets	Utensils and equipment
Kamigori-cho, Akou-gun, Hyogo	Idle assets	Land
Kita-ku, Kobe-shi	Idle assets	Land
Seika-cho, Souraku-gun, Kyoto, and two other places	Idle assets	Land

The Company classifies the asset group into categories of assets for business, assets for lease, and idle assets.

With regard to buildings, and utensils and equipment planned for retirement, the book value is zero. With regard to buildings and land planned to be sold, the estimated sales amount is stated. With regard to others, the book value is reduced by the collectable value, and 37,520 thousand yen of the reduced amount is recorded as special losses. The breakdown is 24,615 thousand yen for buildings, 167 thousand yen for utensils and equipment, and 12,736 thousand yen for land.

The collectable value is valued using the net realizable value based on the real estate appraisal standards, the street land value, the officially published land price, and the taxable value for fixed property tax.

4.	Notes to Non-Consolidated Statement of Changes in Net Assets

Type and number of treasury stock

Type of shares	Number of shares at the end of the previous fiscal year (thousand shares)	Number of shares increased during the current fiscal year (thousand shares)	Number of shares decreased during the current fiscal year (thousand shares)	Number of shares at the end of the current fiscal year (thousand shares)
Common stock	114	0	—	114

(Note)	Increase of 0 shares of common stock during the current fiscal year was due to a purchase of shares of less than one unit.

5.	Notes Regarding Tax Effect Accounting

Deferred tax assets and deferred tax liabilities by event

Deferred tax assets
Loss on land valuation	41,074 thousand yen
Loss on securities valuation	226,959 thousand yen
Accrued business taxes	73,056 thousand yen
Other	50,966 thousand yen

Sub-total	392,057 thousand yen
Less: Valuation allowance	(310,225 thousand yen	)

Total	81,832 thousand yen

6.	Notes Regarding Non-Current Assets Utilized Through Leases

Finance lease transactions, other than those involving a transfer of ownership of leased properties to lessees (limited to finance lease transactions that began prior to March 31, 2008)

(1)	Lessee assumed amounts of acquisition cost, accumulated depreciation, and net book value at the end of the fiscal year for leased properties are summarized as follows:

	Acquisition cost	Accumulated depreciation	Net book value at the end of the fiscal year
Utensils and equipment	16,768 thousand yen	7,118 thousand yen	9,650 thousand yen
Software	7,700 thousand yen	6,929 thousand yen	770 thousand yen

Total	24,468 thousand yen	14,048 thousand yen	10,420 thousand yen

(2)	The future lease payments of finance leases at the end of the fiscal year are summarized as follows:

Due within one year:	3,170 thousand yen
Due over one year:	7,672 thousand yen

Total:	10,842 thousand yen

(3)	Lease payments and assumed amounts of depreciation expense and interest expense are as follows:

Lease payments:	5,289 thousand yen
Assumed depreciation expense:	4,731 thousand yen
Assumed interest expense:	550 thousand yen

(4)	Method of calculating assumed amounts of depreciation expense

Assumed amounts of depreciation expense are computed using the straight-line method over the lease term assuming no residual value.

(5)	Method of calculating assumed amounts of interest expense

Assumed amounts of interest expense are calculated as the difference between the total lease payments and the assumed amount of acquisition cost of the leased properties. The interest method is used as the method of allocation for each fiscal year.

7.	Notes regarding transactions with related parties

Subsidiaries and affiliates, etc.

Attribution	Name of company, etc.	Location	Stated capital or contributions to capital (thousand yen)	Description of business	Voting rights held by the Company (%)	Relationship with related party	Details of transaction	Amount of transaction (thousand yen)	Account title	Year-end balance (thousand yen)
Subsidiary	PARTIR Servicer Co., Ltd.	Minato-ku, Tokyo	500,000	Financial business	100 (directly)	Concurrently serving corporate officers; provision of loans; guaranteeing debt	Provision of loans (note 1)	280,000	Short-term loan to related company	131,000
							Receipt of interest	60,784	—	—
							Interest received	60,784
							Guaranteeing borrowing debt (note 2)	600,000	—	—

Subsidiary	Lopro Corporation (Note 3)	Chuo-ku, Osaka	300,000	Financial business	100 (directly)	Concurrently serving corporate officers; provision of loans; guaranteeing debt; guaranteeing the Company’s borrowing	Provision of loans (note 1)	—	Purchased receivables	3,068,868
							Provision of loans (note 1)	2,110,000	Short-term loan to related company	3,391,183
							Receipt of interest	499,729	Accrued income	13,004
							Other financial income	286,314
							Interest received	190,761
							Guaranteeing borrowing debt, etc. (note 4)	16,305,953	—	—
							Guaranteeing the Company’s borrowing (note 5)	7,591,426	—	—

Subsidiary	J Trust System Co., Ltd.	Minato-ku, Tokyo	80,000	Computer operation and management business	100 (directly)	Concurrently serving corporate officers; consignment of system operation management business	Payment of consignment fees for system operation management business (note 6)	227,768	Accounts payable	18,728
							Consignment of system operation management business	232,337

Transaction conditions and policy for determining such conditions, etc.

(Note)

1.	The loan interest rate is determined reasonably taking into account the market interest rate.

2.	With respect to PARTIR Servicer Co., Ltd.’s borrowing from a financial institution, a memorandum has been provided by it to the Company to the effect that if its business results deteriorate in excess of a certain limit, the Company will guarantee such borrowing upon the financial institution’s request. The Company will not receive any guarantee fees.

3.	Lopro Corporation, which became a subsidiary during the subject business year, merged J Trust Financial Services, Co., Ltd., another subsidiary, by an absorption-type merger. Transactions conducted by J Trust Financial Services, Co., Ltd. during the subject business year are included in the above presentation.

4.	The Company guarantees Lopro Corporation’s borrowing from a financial institution, and guaranteed debts concerning credit guarantee business. The guarantee fee rate is determined reasonably taking into account the status of subrogation.

5.	Lopro Corporation has been guaranteeing, and providing security for, the Company’s borrowing from a financial institution. The Company will not pay any fees for such guarantee.

6.	The transaction conditions are determined through price negotiations based on the estimated value.

7.	The above transaction amounts do not include consumption and other taxes. The year-end balance includes consumption and other taxes.

8.	Notes regarding information concerning amounts per share

(1)	Net assets per share:	369.19 yen

(2)	Net profit for the current period per share:	39.33 yen

9.	Notes regarding business combinations

The Company transferred the business of loans to consumers and businesses as of May 1, 2010 subject to a resolution at the board of directors’ meeting on March 26, 2010, and the Company’s credit guarantee business as of October 1, 2010 subject to a resolution at the board of directors’ meeting on August 12, 2010, respectively to its wholly-owned subsidiary J Trust Financial Services Co., Ltd. (currently Lopro Corporation) by way of an absorption-type split.

(1)	Contents of the businesses which were the subject of the business separation; the legal method of the business separation; the name of the corporation which is to succeed to the separated businesses; and the outline of transactions, including the purpose thereof.

(i)	Content of the businesses which were subject to the business separation

The business of loans to consumers and businesses, and the Company’s credit guarantee business.

(ii)	Legal method of the business separation

The business separation will be conducted by way of an absorption-type split, by which the Company will be a split company and J Trust Financial Services Co., Ltd. (currently known as Lopro Corporation) will be the succeeding company.

(iii)	Name of the corporation to succeed to the separated businesses

J Trust Financial Services Co., Ltd. (currently Lopro Corporation)

(iv)	Outline of transactions, including the purpose thereof

The transactions will be conducted in order to reorganize management of the Company’s corporate group, with the aim of promoting efficiency by gathering the management resources in the group. Also, the Company is changing its organization to specialize in the management holding business for the entire group.

(2)	Outline of accounting treatments conducted

The Company treated the accounting for the transactions as transactions under a common control, pursuant to the “Accounting Standards regarding Business Combination” (Business Accounting Standards No. 21; December 26, 2008), the “Accounting Standards regarding Business Separation, etc.” (Business Accounting Standards No. 7; December 26, 2008), and the “Guidelines for Application regarding the Accounting Standards regarding Business Combination and the Accounting Standards regarding Business Separation, etc.” (Guideline for Application of Business Accounting Standards No. 10; released as of December 26, 2008).

Accounting Audit Report concerning Consolidated Financial Statements

Independent Auditors’ Report

May 13, 2011

To: Board of Directors of J Trust Co., Ltd.

Osaka Audit Corporation
Shuhei Fujimoto, certified public accountant Senior Partner and Executive Partner [seal]

Koichi Aki, certified public accountant Senior Partner and Executive Partner [seal]

Pursuant to the provisions of Article 444, paragraph 4 of the Companies Act, we audited the consolidated financial statements (namely, consolidated balance sheets, consolidated profit and loss statements, consolidated statements of changes in net assets, and consolidated lists of notes) of J Trust Co., Ltd. (the “Company”) for the consolidated fiscal year from April 1, 2010 to March 31, 2011. Preparation of these consolidated financial statements is the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements from an independent perspective.

We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we obtain a reasonable assurance about whether the consolidated financial statements are free of material false statement. An audit is conducted based on examination, on a test basis, and includes reviewing overall presentation of the consolidated financial statements, as well as assessing accounting policies adopted by the management, application method thereof, and estimations conducted by the management. As a result of the audit, we determined that we obtained a reasonable basis to express our opinion.

We found that the aforementioned consolidated financial statements appropriately present the status of properties, profits, and losses of a corporate group consisted of the Company and its consolidated subsidiaries for the subject fiscal year in all material respects, in accordance with the corporate accounting standards generally accepted in Japan.

Our corporation or our Executive Partners have no interest in or relationship with the Company that should be stated pursuant to the provisions of the Certified Public Accountants Act.

End.

Accounting Audit Report concerning Financial Statements

Independent Auditors’ Report

May 13, 2011

To: Board of Directors of J Trust Co., Ltd.

Osaka Audit Corporation

Shuhei Fujimoto, certified public accountant
Senior Partner and Executive Partner [seal]

Koichi Aki, certified public accountant
Senior Partner and Executive Partner [seal]

Pursuant to the provisions of Article 436, paragraph 2, item 1 of the Companies Act, we audited the financial statements (namely, balance sheets, profit and loss statements, statements of changes in net assets, and individual lists of notes) and annexed detailed statements thereof of J Trust Co., Ltd. (the “Company”) for the 35th business year from April 1, 2010 to March 31, 2011. Preparation of these financial statements and annexed detailed statements thereof is the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and annexed detailed statements thereof from an independent perspective.

We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we obtain a reasonable assurance about whether the financial statements and annexed detailed statements thereof are free of material false statement. An audit is conducted based on examination, on a test basis, and includes reviewing overall presentation of the financial statements and annexed detailed statements thereof, as well as assessing accounting policies adopted by the management, application method thereof, and estimations conducted by the management. As a result of the audit, we determined that we obtained a reasonable basis to express our opinion.

We found that the aforementioned financial statements and annexed detailed statements thereof appropriately present the status of properties, profits, and losses of the Company for the subject business year in all material respects, in accordance with the corporate accounting standards generally accepted in Japan.

Our corporation or our Executive Partners have no interest in or relationship with the Company that should be stated pursuant to the provisions of the Certified Public Accountants Act.

End.

Board of Auditors’ Report

Auditors’ Report

Based on the auditors’ reports prepared by respective auditors with respect to the execution of the duties by directors for the 35th business year from April 1, 2010 to March 31, 2011, we deliberated and prepared this auditors’ report. We hereby report as follows:

1.	Method of audit by auditors and the board of auditors, and content thereof

We prescribed the auditing policy, duty sharing, etc., and received reports from respective auditors regarding the status of their audits and the result thereof. In addition, we received reports from directors, etc. and accounting auditors regarding the status of the execution of their duties, and asked them for explanations as necessary.

Each auditor complied with the auditing standards for auditors which we prescribed, followed the auditing policy, duty sharing, etc., communicated with directors, auditing departments and other employees, and strived to gather information and develop a relevant environment for the audit. Further, each auditor attended the board of directors’ and other material meetings, received reports from directors and employees regarding the execution of the duties by them, asked them for explanations as necessary, inspected material settlement documents, etc. and investigated the status of work and properties at the head office and major offices.

Also, with respect to the content of the board of directors’ resolution regarding the development of systems necessary to ensure that the execution of the duties by directors stated in the business report complies with applicable laws, regulations and the articles of incorporation, and other systems prescribed by Article 100, paragraphs 1 and 3 of the Ordinance for of the Companies Act as systems necessary to ensure the proper operations of a stock company, and systems developed pursuant to such resolution (internal control systems), we complied with the audit standards by auditors concerning the internal control systems, which we stipulated, received regular reports regarding the structure and operation of the systems from directors, employees, etc., asked them for explanations as necessary, and expressed our opinion.

As to subsidiaries, we communicated and exchanged information with directors, auditors, etc. thereof, and received reports regarding business from relevant subsidiaries as necessary.

Pursuant to the aforementioned method, we examined the business report and annexed detailed statements thereof for the said business year.

Further, we monitored and verified that accounting auditors are maintaining their independence and they are conducting appropriate audits, received reports from accounting auditors regarding the execution of their duties, and asked them for explanations as necessary. In addition, we received a notice from accounting auditors to the effect that they are developing “systems necessary to ensure that the duties will be executed appropriately” (matters listed in each item of Article 131 of the Ordinance on Accounting of Companies) in accordance with the “Quality Control Standards regarding Audit” (October 28, 2005; Business Accounting Council), etc., and asked them for explanations as necessary.

In accordance with the above method, we reviewed the financial statements (balance sheets, profit and loss statements, statements of changes in net assets, and individual lists of notes) and annexed detailed statements thereof, and the consolidated financial statements (consolidated balance sheets, consolidated profit and loss statements, consolidated statements of changes in net assets, and consolidated lists of notes), for the said business year.

2.	Audit result

(1)	Results of the business report, etc. audit

a.	We found that the business report and annexed detailed statements thereof are in accordance with applicable laws, regulations, and the articles of incorporation, and presents the status of the Company accurately.

b.	We found no wrongful act regarding the execution of duties by directors or material fact indicating a violation of applicable laws, regulations or the articles of incorporation.

c.	We found that the content of the resolution of the board of directors regarding the internal control systems is appropriate. Further, we found no matters to be focused on with respect to the content of the business report regarding the internal control systems and the execution of the duties by directors.

(2)	Results of the financial statements and annexed detailed statements thereof audit

We found that the method of auditing by the Osaka Audit Corporation and the results thereof were appropriate.

(3)	Results of the consolidated financial statements audit

We found that the method of auditing by the Osaka Audit Corporation and the results thereof were appropriate.

May 19, 2011

Board of auditors of J Trust Co., Ltd.
Tadao Ozaki, full-time auditor
Masao Onishi, full-time auditor
Kinya Naito, outside auditor
Takashi Tsubouchi, outside auditor
Masaaki Uchino, outside auditor

End.